UPDATED TECHNICAL REPORT

AND

RESOURCE ESTIMATE

ON THE

FUWAN PROPERTY

GUANGDONG PROVINCE, CHINA

FOR

MINCO SILVER CORPORATION

NI 43-101 & NI 43-101F1

TECHNICAL REPORT

Eugene Puritch, P.Eng.

Tracy Armstrong, P.Geo.

P & E Mining Consultants Inc.

Brampton, Ontario Canada

Report 117

September 25, 2006

IMPORTANT NOTICE

This Updated Technical Report was prepared pursuant to National Instrument 43-101 (“NI 43-101”) in accordance with Form 43-101F1 of NI 43-101, for Minco Silver Corporation (“Minco Silver”) by P & E Mining Consultants Inc. (“P & E”). The quality of information, conclusions and estimates contained herein is consistent with the level of effort involved in P & E’s services and based on: i) information available at the time of preparation, ii) data supplied by outside sources, and iii) the assumptions, conditions, and qualifications set forth in this report. This report is intended to be used by Minco Silver, subject to the terms and conditions of its contract with P & E. This contract permits Minco Silver to file this report as a Technical Report with Canadian Securities Regulatory Authorities pursuant to NI 43-101.

GLOSSARY OF TERMS

“757 Team”	means the No. 757 Geo-Exploration Team of the Guangdong Geological Exploration Bureau, an entity owned and controlled by the Guangdong Geological Bureau of the PRC government.
“757 Transfer Agreement”	means the agreement dated November 19, 2004 between 757 Team and Minco China pursuant to which 757 Team agreed to transfer and sell to Minco China the Original Fuwan Silver Permit.
“Additional Permits”

means, collectively the Luoke-Jilinggang Permit, the Guyegang-Sanyatang Permit, the Guanhuatang Permit and the application made by Minco China to the Chinese governmental authorities for a new exploration permit in respect of the Dadinggang Property.

“Amending Contract”	means the contract dated January 10, 2006 between Minco Silver and GGEDC.
“Assignment Agreement”	means the assignment agreement dated August 20, 2004 between Minco Silver, Minco Mining, Minco China and Minco BVI.
“Baojiang”	means Foshan Baojiang Nonferrous Metals Corporation.
“Changkeng Gold and Fuwan Silver Deposits”	means collectively, the Changkeng Gold Deposit and the Fuwan Silver Deposit.
“Changkeng Gold Deposit”	means the gold deposit lying on the Changkeng Property.
“Changkeng JV Agreement”	means the formal joint venture agreement dated September 28, 2004 between Minco Mining, GGEDC, Zhenjie, Baojiang and GD Gold.
“Changkeng Permit”

means the reconnaissance survey exploration permit (# 4400000530268) in respect of the Changkeng Property issued to 757 Team, which expired on September 10, 2006 and in respect of which 757 Team has made an application for renewal.

“Changkeng Property”	means the 1.19 km2 Changkeng gold property in Gaoyao City of Guangdong Province in southern China which adjoins the property underlying the Fuwan Silver Permit.
“Company”	means Minco Silver Corporation.
“Dadinggang Property”	means the 0.395 km2 Dadinggang silver and multi-metals property in Gaoyao City of Zhaoqing City in Guangdong Province.

“First Confirmation Agreement”	means the confirmation agreement dated May 2, 2005 between Minco Mining, Minco China and Minco Silver.
“Fuwan JV Agreement”	means the formal joint venture agreement dated September 28, 2004 between Minco Silver and GGEDC.
“Fuwan Permits”	means, collectively, the Fuwan Silver Permit and the Additional Permits.
“Fuwan Property”

means the Fuwan silver property which is located in Guangdong Province in southern China beside the Xijiang River consisting of (i) the properties which are the subject of the Fuwan Silver Permit; (ii) the properties which are the subject of the Luoke-Jilinggang Permit and the Guyegang-Sanyatang Permit; (iii) the Dadinggang Property in respect of which an application has been made by Minco China to the Chinese governmental authorities for a new exploration permit; and (iv) Minco Mining’s interests in the silver mineralization located on the Changkeng Property.

“Fuwan Silver Deposit”	means the silver deposit lying on the Fuwan Property.
“Fuwan Silver Permit”

means the reconnaissance survey exploration permit (# 0100000520120) in respect of the 0.79 km2 Fuwan silver property in Gaoming Region, Foshan City of Guangdong Province issued to Minco China and having validity from July 20, 2005 to July 20, 2007.

“GD Gold”	means Guangdong Gold Corporation.
“GGEDC”	means Guangdong Geological Exploration and Development Corp., an entity owned and controlled by the Guangdong Geological Bureau of the PRC government.
“Guanhuatang Permit”

means the reconnaissance survey exploration permit (# 0100000510045) in respect of the 37.38 km2 Guanhuatang silver and multi-metals property in Foshan City of Guangdong Province issued to Minco China and having validity from April 7, 2005 to April 7, 2008.

“Guyegang-Sanyatang Permit”

means the reconnaissance survey exploration permit (# 0100000510047) in respect of the 91.91 km2 Guyegang-Sanyatang silver and multi-metals property in Gaomong Region, Foshan City of Guangdong Province issued to Minco China and having validity from April 7, 2005 to April 7, 2008.

“Jilinggang Area”	means the area lying across the Xijiang River, along strike to the north east of the main Fuwan Silver Deposit and on which lies Zone 8 as per the November 3, 2005 resource calculation.

“Luoke-Jilinggang Permit”

means the reconnaissance survey exploration permit (# 0100000510046) in respect of the 75.55 km2 Luoke-Jilinggang silver and multi-metals property in Gaoyao City, Zhaoqing City of Guangdong Province issued to Minco China and having validity from April 7, 2005 to April 7, 2008.

“Luzhou Area”	means the area lying along strike to the south west of the main Fuwan Silver Deposit and on which lies Zone 7 as per the November 3, 2005 resource calculation.
“Minco BVI”	means Minco Silver Ltd.
”Minco China”	means Minco Mining (China) Corporation, a wholly-owned subsidiary of Minco Mining.
“Minco Mining”	means Minco Mining & Metals Corporation which owns approximately 55% of the issued and outstanding common shares of Minco Silver.
“Minco Silver”	means Minco Silver Corporation.
“Original Fuwan Silver Permit”

means the reconnaissance survey exploration permit (# 440000040093) in respect of the 0.79 km2 Fuwan silver property in Gaoming Region, Foshan City of Guangdong Province, legally conferred to 757 Team by Guangdong Department of Land and Resources on September 12, 2003.

“Preliminary Changkeng JV Agreement”	means the preliminary joint venture agreement dated April 16, 2004 between Minco Mining, GGEDC, Zhenjie and Baojiang.
“Preliminary Fuwan JV Agreement”	means the preliminary Fuwan joint venture agreement dated April 16, 2004 and amended August 18, 2004 between Minco BVI and GGEDC.
“RMB”	means the Chinese currency Remimbi.
“Second Confirmation Agreement”	means the confirmation agreement dated August 24th, 2006 between Minco Mining, Minco China and Minco Silver.
“Transfer Confirmation Agreement”	means the confirmation agreement dated November 19, 2004 between 757 Team, GGEDC and Minco China.
“Zhenjie”	means Zhuhai Zhenjie Development Ltd.

INTRODUCTION FOR 2006 UPDATE

This Technical Report constitutes an update to the November 3, 2005 technical report prepared by P&E for Minco Silver entitled, “Technical Report and Resource Estimate on the Fuwan Property, Guangdong Province, China” (the “2005 Technical Report”), presenting and summarizing certain changes with regard to ownership of the Fuwan Property and the decision therefore not to proceed with the Fuwan joint venture described in the 2005 Technical Report. A summary of the current and on-going Phase I and II exploration programs on the Fuwan Property is also presented. Tables 10-1, 10-2, 10-3 and 10-4 have been inserted in Section 10.3 which summarize the Phase I drill hole locations and significant intersections, and drill collar locations and results for the eight holes completed to date for the Phase II Program.

This report does not contain an update on the inferred resources as set out in the 2005 Technical Report, however a change has been made concerning the resource reported for Changkeng. The total Ag Inferred Resource estimate for the Changkeng Property is 6,970,000 tonnes and 34,510,000 Ag (oz). The Inferred Resource number has been adjusted to reflect that based on existing agreements, including the Changkeng JV Agreement, Minco Silver would only be entitled to 51% of the silver mineralization on the Changkeng Property through its arrangements with Minco Mining.

A glossary of terms has been added at the front of the report for clarification purposes.

TABLE OF CONTENTS

1.0

INTRODUCTION AND TERMS OF REFERENCE

1

1.1

UNITS AND CURRENCY

1

2.0

DISCLAIMER

2

3.0

PROPERTY DESCRIPTION AND TENURE

3

3.1

DESCRIPTION AND TENURE

3

3.2

AGREEMENTS, PERMITS AND ENVIRONMENTAL ISSUES

8

3.2.1

FUWAN PROPERTY

8

3.2.2

CHANGKENG PROPERTY

11

4.0

LOCATION, ACCESS, CLIMATE, PHYSIOGRAPHY AND INFRASTRUCTURE

13

4.1

LOCATION AND ACCESS

13

4.2

CLIMATE AND PHYSIOGRAPHY

14

4.3

INFRASTRUCTURE

14

5.0

HISTORY AND PREVIOUS EXPLORATION

15

5.1

PREVIOUS EXPLORATION

15

5.2

PREVIOUS RESOURCE ESTIMATES

17

6.0

GEOLOGICAL SETTING

18

6.1

REGIONAL GEOLOGY

18

6.2

FUWAN PROPERTY GEOLOGY

19

7.0

DEPOSIT TYPE AND MODEL

21

8.0

MINERALIZATION

22

9.0

EXPLORATION

24

10.0

DRILLING

25

10.1

PREVIOUS DRILL PROGRAMS AND INTERPRETATION

25

10.2

CURRENT INTERPRETATION

26

10.3

2005-2006 PHASE I DIAMOND DRILL PROGRAM

29

10.4

PHASE II DIAMOND DRILL PROGRAM

31

11.0

SAMPLING METHOD AND APPROACH

35

11.1

HISTORICAL SAMPLING METHODS

35

11.2

CURRENT SAMPLING METHODS

35

12.0

SAMPLE PREPARATION, ANALYSES AND SECURITY

36

12.1

QUALITY ASSURANCE AND QUALITY CONTROL

36

12.2

QUALITY ASSURANCE/QUALITY CONTROL ON 2005-2006  PROGRAM

37

13.0

DATA VERIFICATION

39

14.0

ADJACENT PROPERTIES

42

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15.0

PREVIOUS MINERAL PROCESSING AND METALLURGICAL TESTING

43

15.1

METALLURGICAL TEST WORK REVIEW

43

16.0

HISTORICAL MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

45

17.0

P & E 2005 RESOURCE ESTIMATE

46

17.1

INTRODUCTION

46

17.2

DATABASE

46

17.3

DATA VERIFICATION

46

17.4

DOMAIN INTERPRETATION

46

17.5

ROCK CODE DETERMINATION

47

17.6

COMPOSITES

47

17.7

GRADE CAPPING

47

17.8

VARIOGRAPHY

48

17.9

BULK DENSITY

49

17.10

BLOCK MODELING

49

17.11

RESOURCE CLASSIFICATION

50

17.12

RESOURCE ESTIMATE

50

17.13

CONFIRMATION OF ESTIMATE

52

18.0

CONCLUSIONS AND RECOMMENDATIONS

54

18.1

CONCLUSIONS

54

18.2

RECOMMENDATIONS

55

19.0

OTHER RELEVANT DATA AND INFORMATION

56

20.0

REFERENCES

57

21.0

CERTIFICATES

59

22.0

RECENT RESOURCE ESTIMATES COMPLETED BY P & E MINING

CONSULTANTS INC.

61

APPENDIX-I

62

APPENDIX-II

65

APPENDIX-III

67

APPENDIX-IV

77

LIST OF FIGURES

Figure 3.1:

Relative Positions of Fuwan Property Permits

4

Figure 3.2:

Infrastructure Map of Fuwan Area

5

Figure 3.3:

Regional Property Location Map

6

Figure 4.1:

Local Property Location Map

13

Figure 4.2:

Photo Fuwan Property Area

14

Figure 5.1:

Photo Artisanal Pits on Changkeng

15

Figure 6.1:

Local Geology Map of Sanzhou Basin

18

Figure 6.2:

Property Scale Geology Map of Fuwan

20

Figure 10.1:

Cross Section 16 Showing Historical Interpretation

25

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Figure 10.2:

Cross Section 4 Showing P & E Interpretation

27

Figure 10.3:

Cross Section 16 Showing P & E Interpretation

28

Figure 10.4:

Phase I and II Diamond Drill Hole Location Map

30

Figure 10.5:

Permits Comprising the Fuwan Property

34

Figure 12.1:

P & E Independent Sample Verification Results - Phase I Drill Program

38

Figure 13.1:

P & E Field Samples versus Minco Core Gold

40

Figure 13.2:

P & E Field Samples versus Minco Core Silver

40

LIST OF TABLES

Table 10-1:

Phase I Diamond Drill Program Coordinates

29

Table 10-2:

Phase I Drill Program Significant Mineralized Intersections

29

Table 10-3:

Phase II Diamond Drill Program Coordinates

32

Table 10-4:

Phase II Diamond Drill Program Results to Date

33

Table 15-1:

Fuwan Mill Feed and Bulk Flotation Concentrate Grades

43

Table 15-2:

Fuwan Mill Feed and Preferential Flotation Ag-Pb Concentrate Grades

43

Table 15-3:

Fuwan Mill Feed and Preferential Flotation Zn Concentrate Grades

43

Table 15-4:

Fuwan Mill Feed and Preferential Flotation Middling Concentrate Grades

44

Table 17-1:

Ag Grade Capping Values for all Zones

48

Table 17-2:

Au Grade Capping Values for all Zones

48

Table 17-3:

Pb Grade Capping Values for Zones 1 to 6

48

Table 17-4:

Zn Grade Capping Values for Zones 1 to 6

48

Table 17-5:

Block Model Interpolation Parameters

49

Table 17-6:

Resource Estimate @ 75 g/t Ag Cut-Off Grade

51

Table 17-7:

Fuwan, Changkeng & Dadinggang Resource Estimate Sensitivity

52

Table 17-8:

Comparison of Weighted Average Grade

52

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EXECUTIVE SUMMARY

The Fuwan Property is located in Guangdong Province in the southern portion of the People’s Republic of China (“PRC”), 45 kilometres southwest of Guangzhou, the capital city of Guangdong and 2 kilometres northwest of the town of Fuwan, population 30,000.

The Fuwan Property is comprised of (i) the properties which are the subject of the Fuwan Silver Permit, the Luoke-Jilinggang Permit and the Guyegang-Sanyatang Permit, each of which are held by Minco China in trust for and on behalf of Minco Silver; and (ii) Minco Mining’s interests in the silver mineralization located on the Changkeng Property. Minco China holds a fourth permit, the Guanhuatang Permit, in trust for Minco Silver but the resource estimate for the Fuwan Property described in this Technical Report does not include the Guanhuatang property. In addition, Minco Silver and Minco China are currently waiting the issuance of a permit in respect of the Dadinggang Property which covers the northeast extension of the Fuwan Silver Deposit and in respect of which an application has been made, (see Figure 3.2 Infrastructure Map of Fuwan Area). Resources on the Dadinggang Property have been included in the estimate of Inferred Resources set out in the technical report.

Minco Silver’s conditional interest in the silver mineralization on the Changkeng Property is dependent upon Minco Mining acquiring and maintaining an interest in such mineralization in accordance with the terms of the Changkeng JV Agreement or in some other fashion. In the event that Minco Mining does not obtain an interest, or loses or alienates any or all of its interest, in the silver mineralization on the Changkeng Property, Minco Silver’s potential interest in the silver mineralization on the Changkeng Property would also be lost. As at the date of this Technical Report, the Changkeng JV had not yet been established and no contract has been entered into by the parties to the Changkeng JV Agreement with 757 Team to acquire the Changkeng Permit or a permit in respect of the silver mineralization on the Changkeng Property.

The Changkeng Gold and Fuwan Silver Deposits are located at the northwest margin of a triangular Upper Paleozoic fault basin, at the margin with the northeast trending Shizhou fault to the northwest, the east-west trending Dashi fault to the south and the northwest trending Xijiang fault to the northeast. Known precious and base metal occurrences and deposits occur predominantly along the margins of the 550 km² basin.

The major structural control of the Changkeng Gold and Fuwan Silver Deposits is an upright, open syncline with its axis trending northeast. The syncline is composed of Lower Carboniferous limestone and Triassic siliciclastic rocks. A low-angle fault zone is developed along the contact between the Lower Carboniferous unit and the Upper Triassic unit. The fault zone is from several meters to tens of meters in width and is occupied by lenticular, brecciated and silicified rocks, brecciated limestone, and silicified sandy conglomerate. The fault zone may have acted as both a feeder conduit and a host structure for the gold and silver mineralization in the area. A set of second-order faults parallel to the major fault were developed in the limestone at the footwall. Silver mineralization also occurs in the second-order faults.

The Changkeng Gold and Fuwan Silver Deposits fall into the broad category of sediment hosted epithermal deposits. At the Changkeng Gold Deposit gold mineralization occurs as lenticular bodies in the brecciated Triassic clastic rocks at the upper portion of the synform zone. The gold zone tends to pinch out toward the hinge of the syncline where it is replaced by silver mineralization at the Fuwan Silver Deposit.

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The Fuwan Silver Deposit is characterized by vein and veinlet mineralization within zones of silicification. The predominant sulphide minerals are sphalerite and galena with lesser pyrite, and rare arsenopyrite, chalcopyrite and bornite. The deposit is poor in gold (typically < 0.2 ppm.).

The greatest volume of silver mineralization lies within the brecciated and silicified fault zone in Zone 1 (lying completely within the fault plane) and Zone 2 (lying partially within the fault plane). Zones 3, 4, 5, and 6 are situated entirely within the footwall; along planar fractures in the limestone. Zone 7 is located in the Luzhou Area, which is along strike to the south west of the main Fuwan Silver Deposit. Zone 8 is located in the Jilinggang Area lying across the Xijiang River, along strike north east of the main Fuwan Silver Deposit.

Preliminary metallurgical test work was carried out by the Guangdong Institute of Mineral Utilization in 1995. Bench scale flotation tests producing a bulk concentrate and a preferential concentrate were performed. The bulk test resulted in a concentrate with recoveries of 94.1% for Ag, 90.1% for Pb and 90.4% for Zn.

The following is a summary of a resource calculation prepared in respect of the Fuwan Property.

Resource Estimate @ 75 g/t Ag Cut-Off Grade

Area	Classification	Tonnes	Ag (g/t)	Ag (oz)	Au (g/t)	Pb (%)	Zn (%)
Changkeng(2)	Inferred	3,555,000	154	17,600,000	0.50	0.22	0.77
Fuwan(3)	Inferred	9,942,000	193	61,738,000	0.26	0.19	0.59
Jilinggang(4)	Inferred	440,000	136	1,919,000	0.27	0.21	0.65
Dadinggang(5)	Inferred	2,047,000	171	11,254,000	0.59	0.32	0.65
Luzhou(4)	Inferred	3,024,000	210	20,390,000	0.16	0.21	0.65
Total	Inferred	19,008,000	185	112,901,000	0.32	0.21	0.64

(1)  Mineral resources which are not mineral reserves do not have demonstrated economic viability.  The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues.

(2)  This refers to the silver mineralization contained on the Changkeng Property. The total Ag Inferred Resource estimate for the Changkeng Property is 6,970,000 tonnes and 34,510,000 Ag (oz). However, the Inferred Resource number has been adjusted in the above table to reflect that based on existing agreements, including the Changkeng JV Agreement, Minco Silver would only be entitled to 51% of the silver mineralization on the Changkeng Property through its arrangements with Minco Mining.

(3) This refers to the area covered by the Fuwan Silver Permit.

(4)  This area is covered by the Luoke-Jilinggang Permit.

(5)  This area is covered by the Dadinggang Permit, a permit which has been applied for but not yet granted by the Ministry of Land and Resources of the PRC.

The Inferred Resource as reported has demonstrated mineralized continuity, shape, density and grade, which has been reasonably assumed based on the sampling limited to drill holes from exploration sections spaced from 160 to 320 metres and drill hole spacing along these sections that varies from 80 to 160 metres. The definition of Inferred Resource is in compliance with the CIM Definitions and Standards on Mineral Resources and Mineral Reserves, December 11, 2005.

Based on the geological continuity and grade of the silver mineralized material evident in the drillhole database, the authors believe excellent potential exists to upgrade significant portions of the inferred mineralization to the indicated category.  This is currently underway with a two phase diamond drill program, which includes both in-fill and step out drilling.

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A site visit was made to the Fuwan Property on June 14 and 15, 2006 to ensure that the authors’ previous recommendations for the drill program were being implemented.  Modern diamond drills, skilled drillers, and a complete QA/QC program were observed. Core was being logged and sampled in a secure core logging and storage facility in the town of Fuwan. Three holes planned as twins to validate grades and widths of previous holes drilled by 757 Team had not yet been drilled at the time of the site visit.

The analytical laboratory being used for the Fuwan drill program is located in Yunan province and is affiliated with a laboratory in Vancouver, British Columbia. All staff at the Chinese lab were trained by Canadian staff and visits from the chief analyst to the Chinese lab are made on a regular basis.

Twelve samples were independently taken during the site visit and submitted to ALS Chemex labs in Vancouver, British Columbia. Ten percent of the pulps from the drill program are returned to Canada as external checks.

It is anticipated that late in 2006 there will be sufficient new data that an updated resource can be determined.

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1.0

INTRODUCTION AND TERMS OF REFERENCE

P & E Mining Consultants Inc., a Brampton, Ontario based mining consulting company, was retained by Minco Silver, a public company trading on the Toronto Stock Exchange (“TSX”) , in May 2006, to update its independent technical report originally dated November 3, 2005 on the Fuwan Property, located 45 km southwest of Guangzhou, capital city of Guangdong Province, in southern China.

This report, which was prepared in accordance with NI 43-101 is based in part on internal company technical reports and maps, published government reports, and a review of data at the offices of 757 Team. P & E has not conducted detailed land status evaluations, and has relied upon previous qualified reports, public documents and statements by Minco Silver regarding property status, third party agreements and legal title to the property.

Authors Eugene Puritch, P. Eng. and Tracy Armstrong, P. Geo. visited the property on August 25th, 2005 to conduct a site visit, and collect drill core samples for verification purposes. Discussions were held with Chinese government geologists and Minco China geologists actively working on the property. A follow-up site visit was made by Ms. Armstrong to the Fuwan Property on June 14 and 15, 2006 to ensure that the recommendations for the drill program were being implemented.

None of the authors has had previous personal field experience on the Fuwan Property.

1.1

UNITS AND CURRENCY

Unless otherwise stated all units used in this report are metric. Gold and silver assays are reported in grams of metal per tonne (“g/t”) unless ounces per ton (“oz /t”) or parts per million (ppm) are specifically stated. The lead and zinc units are reported in percent (%). References to “$” in this Technical Report are to Canadian dollars unless otherwise specified.  The resource calculation in this Technical Report has not been updated from the calculation included in the 2005 Technical Report. As such, the resource calculation included in this Technical Report is based on a rate of exchange between the US$ and the CDN$ of 1 US$ = 1.16 CDN$ - the exchange rate that was used in the 2005 Technical Report.

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2.0

DISCLAIMER

The authors wish to make clear that they are qualified persons only in respect of the areas in this Report identified in their certificates of Qualified Persons submitted with this report to the Canadian Securities Administrators. The authors have relied, and believe that they have a reasonable basis to rely, upon Ken Cai (President) and Ruijin Jiang (Exploration Manager, China) of Minco Silver who have contributed the legal, environmental, marketing and taxation information stated in this Report.

Although copies of the licenses, permits and work contracts were reviewed, an independent verification of land title and tenure was not performed.  P & E has not verified the legality of any underlying agreement(s) that may exist concerning the licenses or other agreement(s) between third parties.

A draft copy of the report has been reviewed for factual errors by Minco Silver. Any changes made as a result of these reviews did not involve any alteration to the conclusions made.  Hence, the statement and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are not false and misleading at the date of this report.

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3.0

PROPERTY DESCRIPTION AND TENURE

3.1

DESCRIPTION AND TENURE

The Fuwan Property is located in Guangdong Province in southern PRC, approximately 45 kilometres southwest of Guangzhou, the capital city of Guangdong and 2 kilometres northwest of the town of Fuwan, population 30,000. The Fuwan Property is comprised of (i) the properties which are the subject of the Fuwan Silver Permit, the Luoke-Jilinggang Permit and the Guyegang-Sanyatang Permit, each of which are held by Minco China in trust for and on behalf of Minco Silver; and (ii) Minco Mining’s interests in the silver mineralization located on the Changkeng Property. Minco China holds a fourth permit, the Guanhuatang Permit, in trust for Minco Silver but the resource estimate for the Fuwan Property as described in this Technical Report does not include the Guanhuatang property.

Minco Silver and Minco China are also currently waiting the issuance of a permit in respect of the Dadinggang Property which covers the northeast extensions of the Fuwan Silver Deposit and in respect of which an application has been made ..

The Fuwan Property area is located across the boundary of two adjacent counties, with most of the gold mineralization subject to the Changkeng Permit within Gaoyau County (now called Gaoyau City) and most of the silver mineralization subject to the Fuwan Silver Permit within Gaoming County (now called Gaoming City). Figure 3.1 shows the positions of the exploration permits relative to one another, and Figure 3.2 shows the infrastructure in the Fuwan area.

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Luoke-Jilinggang Permit
Changkeng Property
Dajinggang (permit pending)
Fuwan Silver Permit
Guyegang-Sanyatang Permit
Area of Exclusion
Guanhuatang Permit
Area of Exclusion
112°43'30"
112°45'
112°46'30"
112°48'
112°49'30"
112°51'
112°52'30"
112°54'
23°03'
23°01'30"
23°
22°58'30"
22°57'
22°55'30"
22°54'
22°52'30"
22°51'
Autogrid
Permitlicensepoly_longlat

Figure 3.1: Relative Positions of Minco Silver Permits

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N
Jilinggang
Xi Jiang River
Changkeng
Fuwan
Luzhou
Fuwan
To Gao Ming
Scale
0
250
500m
N
W
E
S
LEGEND
Roads
Towns
Railroad
© 2006 Europa Technologies
Image © 2006 TerraMetrics
© 2005
Google
Pointer 22°59'52.66" N 112°48'06.53" E elev 150 ft
Streaming |||||||||| 100%
Eye alt 39850 ft

Figure 3.2: Infrastructure Map of Fuwan Area

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MONGOLIA
Urumqi
GOBI
BYC
BAOTOU
Beijing
WSM
Lanzhou
Zhengzhou
Xi'an
West Yangshan
Shanghai
Chengdu
Lasa
Changsha
Kunming
Guangzhou
Changkeng & Fuwan
LEGEND
Gold Projects;
Pb-Zn-Ag-Au
Rare earth & Rare Metals
Major Cities
0
500
1,000
kilometers

Figure 3.3: Regional Map of China Showing Location of Fuwan and Changkeng Properties

The Fuwan Property is comprised of (i) the properties which are the subject of the Fuwan Silver Permit, the Luoke-Jilinggang Permit and the Guyegang-Sanyatang Permit, each of which are held by Minco China in trust for and on behalf of Minco Silver; and (ii) Minco Mining’s interests in the silver mineralization located on the Changkeng Property. Minco China holds a fourth permit, the Guanhuatang Permit, in trust for Minco Silver but the resource estimate for the Fuwan Property described in this Technical Report does not include the Guanhuatang property. Minco Silver and Minco China are also currently waiting for the issuance of a permit in respect of the Dadinggang Property which covers the northeast extension of the Fuwan Silver Deposit and in respect of which an application has been made. Each of these permit areas are described in detail below:

1) The Fuwan Silver Permit covers an area 0.79 km² and is defined by the following geographic coordinates:

•

112° 48' 30" E,

23° 00' 30" N;

•

112° 49' 30" E,

23° 00' 30" N;

•

112° 48' 30" E,

23° 00' 45" N;

•

112° 49' 30" E,

23° 00' 45" N

This permit is in good standing until July 20, 2007.

2) The Changkeng Permit covers an area 1.19 km² and is defined by the following geographic coordinates:

•

112º 48' 30" E,

23° 00' 45" N

•

112º 49' 15" E,

23° 00' 45" N

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•

112º 48' 30" E,

23º 01' 15" N

•

112º 49' 15" E,

23º 01' 15" N

This permit expired on September 10, 2006 and an application for renewal has been made by 757 Team.

Minco Silver’s conditional interest in the silver mineralization on the Changkeng Property is dependent upon Minco Mining acquiring and maintaining an interest in such mineralization in accordance with the terms of the Changkeng JV Agreement or otherwise. In the event that Minco Mining does not obtain an interest, or loses or alienates any or all of its interest, in the silver mineralization on the Changkeng Property, Minco Silver’s potential interest in the silver mineralization on the Changkeng Property would also be lost. As at the date of this Technical Report, the Changkeng JV had not yet been established and no contract has been entered into by the parties to the Changkeng JV Agreement with 757 Team to acquire the Changkeng Permit or a permit in respect of the silver mineralization on the Changkeng Property.

3) The Luoke-Jilinggang Permit covers an area 75.55 km² and is defined by the following geographic coordinates:

•

112º 43' 45" E,

23º 00' 00" N

•

112º 52' 00" E,

23º 00' 00" N

•

112º 43' 45" E,

23º 03' 00" N;

•

112º 52' 00" E,

23º 03' 00" N.

This permit is in good standing until April 7, 2008.

4) The Guyegang-Sanyatang Permit covers an area 91.91 km² and is defined by the following geographic coordinates:

•

112º 43' 45" E,

22º 56' 00" N

•

112º 52' 00" E

22º 56' 00" N

•

112º 43' 45" E

23º 00' 00" N;

•

112º 52' 00" E

23º 00' 00" N.

This permit is in good standing until April 7, 2008.

5) The Guanhuatang Permit covers an area 37.38 km² and is defined by the following geographic coordinates:

•

112º 48' 30" E,

22º 50' 45" N

•

112º 53' 15" E,

22º 50' 45" N

•

112º 48' 30" E,

22º 53' 30" N

•

112º 53' 15" E,

22º 53' 30" N.

This permit is in good standing until April 7, 2008.

6) The Dadinggang Permit covers an area 0.395 km² and is defined by the following geographic coordinates:

•

112º 49' 15" E,

23º 00' 45" N

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•

112º 49' 30" E,

23º 00' 45" N

•

112º 49' 15" E

23º 01' 15" N;

•

112º 49' 30" E

23º 01' 15" N.

Application documents for the Dadinggang permit were submitted to and have been accepted by the Ministry of Lands and Resources, but as at the date of this report, this permit has not been officially acquired.

China uses a map based, (as opposed to staking), allocation system and therefore there are no survey markers on the land. While the four corners of the property boundary were not verified by the authors, a GPS was used on site to confirm the general geographic location of the property.

Surface rights do not form part of the Exploration Permits, and should an open pit method of mining be appropriate, the surface rights would need to be secured.

3.2

AGREEMENTS, PERMITS AND ENVIRONMENTAL ISSUES

Minco Silver is engaged in the identification, acquisition and exploration of precious metal mineral projects in the PRC. As described in detail below, Minco Silver currently holds interests in the Fuwan Property and the property underlying the Guanhuatang Permit.

3.2.1

FUWAN PROPERTY

On August 20, 2004, Minco Silver, Minco Mining, Minco China and Minco BVI entered into an assignment agreement (the “Assignment Agreement”) whereby Minco Mining, Minco BVI and Minco China assigned to Minco Silver their respective interests in each of the following:

a)

the preliminary Fuwan joint venture agreement dated April 16, 2004 and amended August 18, 2004 (the “Preliminary Fuwan JV Agreement”) between Minco BVI and the Guangdong Geological Exploration and Development Corporation (“GGEDC”);

b)

the right to earn the 51% interest in the silver mineralization to be acquired by Minco Mining pursuant to the Changkeng JV Agreement; and

c)

certain additional exploration permits identified by and to be acquired by Minco China, namely the Additional Permits (including a new permit in respect of the Dadinggang Property for which an application has been made by Minco China to the Chinese governmental authorities).

In consideration for the assignment of the foregoing interests, Minco Silver issued 14,000,000 common shares to Minco Mining.

Minco Silver and GGEDC entered into a formal joint venture agreement dated September 28, 2004 (the “Fuwan JV Agreement”), which replaced and superseded the Preliminary Fuwan JV Agreement. The Fuwan JV Agreement provided for the establishment of a sino-foreign joint venture with limited liability to be known as “Guangdong Minco-Nanling Mining Co., Ltd.” (the “Fuwan JV”) which would serve as the vehicle through which the Fuwan JV would conduct further exploration and assess the economic viability of developing certain silver and polymetallic resources (other than gold).

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In particular, the Fuwan JV Agreement contemplated the acquisition by the Fuwan JV of the Original Fuwan Silver Permit and the Additional Permits from 757 Team.

In China, the Ministry of Lands and Resources is in charge of title transfer of exploration and mining permits for foreign-China joint ventures in accordance with the mineral resources law of China.  The Original Fuwan Silver Permit had previously been legally conferred to 757 Team on September 12, 2003 by the Guangdong Department of Lands and Resources.

The Fuwan JV Agreement provided for a total investment of 30 million RMB (the “Fuwan Total Investment”) and registered capital of 15 million RMB. The Fuwan Total Investment was to be funded by the Company as to 70% and by GGEDC as to 30%. The parties to the Fuwan JV Agreement agreed that their respective portions of the Fuwan Total Investment would be made in the following six instalments:

a)

within 15 days after the Fuwan JV is granted a business licence and a foreign currency account number, GGEDC and Minco Silver shall contribute 2.1 million RMB and 4.9 million RMB, respectively;

b)

within 3 months after the approval of a contract in respect of the transfer of the Original Fuwan Silver Permit by relevant land and resources administration authorities (the “Contract Commencement Date”), GGEDC and Minco Silver shall contribute 1.2 million RMB and 2.8 million RMB, respectively;

c)

within 6 months after the Contract Commencement Date, GGEDC and Minco Silver shall contribute 1.2 million RMB and 2.8 million RMB, respectively;

d)

within 180 days after the first three instalments are paid, GGEDC and Minco Silver shall contribute 2.1 million RMB and 4.9 million RMB, respectively;

e)

within 540 days after the first three instalments are paid, GGEDC and Minco Silver shall contribute 1.2 million RMB and 2.8 million RMB, respectively; and

f)

within 720 days after the first three instalments are paid, GGEDC and Minco Silver shall contribute 1.2 million RMB and 2.8 million RMB, respectively.

The parties to the Fuwan JV Agreement also agreed that Minco Silver would pay to 757 Team an acquisition payment in the amount of 1.5 million RMB within 50 days of the Additional Permits being issued to Minco China.

On November 19, 2004, 757 Team and Minco China entered into an agreement (the “757 Transfer Agreement”) pursuant to which 757 Team agreed to transfer and sell to Minco China the Original Fuwan Silver Permit for consideration of 10.33 million RMB to be paid as follows:

a)

40% within 30 days after the approval of the 757 Transfer Agreement by the relevant governmental authorities;

b)

30% within 12 months after the transfer of the Original Fuwan Silver Permit; and

c)

30% within 24 months after the of the Original Fuwan Silver Permit.

On November 19, 2004, 757 Team, GGEDC and Minco China entered into a confirmation agreement (the “Transfer Confirmation Agreement”) which clarified that Minco China would

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transfer at cost the Original Fuwan Silver Permit to the Fuwan JV within one year after its receipt of the Original Fuwan Silver Permit pursuant to the 757 Transfer Agreement. The Transfer Confirmation Agreement also provided that any expenses incurred in connection with the transfer of the Original Fuwan Silver Permit would be borne by the Fuwan JV. Minco China also agreed thereunder to pre-pay, on behalf of the Fuwan JV, 80,000 RMB to 757 Team as an appraisal fee in respect of the Original Fuwan Silver Permit.

On April 7, 2005, Minco China acquired the Additional Permits on behalf of the Fuwan JV from 757 Team for 1.5 million RMB. The Luoke-Jilinggang Permit and the Guyegang-Sanyatang Permit relate to properties surrounding the area underlying the Fuwan Silver Permit. The Guanhuatang Permit relates to a property that does not form part of the Fuwan Property but is being held for possible future exploration. As at the date of this Technical Report, Minco Silver has not expended any funds on the exploration and development of the property underlying the Guanhuatang Permit.

On April 22, 2005, the application submitted by 757 Team and Minco China for the transfer of the Original Fuwan Silver Permit pursuant to the 757 Transfer Agreement was considered in accordance with all the state’s requirements for a title transfer and approved by the Department of Land and Resources of Guangdong Province, thereby approving the transfer application.

On May 2, 2005, Minco Mining, Minco China and Minco Silver entered into a confirmation agreement (the “First Confirmation Agreement”) pursuant to which, among other things, Minco China confirmed that it held the Additional Permits and the right to the Original Fuwan Silver Permit in trust for the Fuwan JV and that, upon the establishment of the Fuwan JV pursuant to the Fuwan JV Agreement and upon the written demand of the Fuwan JV, Minco China would transfer such permits to the Fuwan JV for no additional consideration. Minco Mining also agreed under the First Confirmation Agreement that it would ensure that Minco China remained a wholly-owned subsidiary of Minco Mining until such time as the permits were transferred to the Fuwan JV.

On September 26, 2005, the Ministry of Land and Resources of the PRC confirmed receipt of application from Minco China for a new permit in respect of the Dadinggang Property which is adjacent to the property underlying the Fuwan Silver Permit. This application is still pending as at the date of this Technical Report.

On January 10, 2006, Minco Silver entered into a contract (the “Amending Contract”) with GGEDC to amend the Fuwan JV Agreement.  Pursuant to the Amending Contract, Minco Silver and GGEDC agreed to not proceed with the establishment of the Fuwan JV. Rather, Minco Silver agreed to be responsible for 100% of the exploration and development expenditures relating to the Fuwan Permits, including the entire 10.33 million RMB purchase price for the Fuwan Silver Permit. The parties confirmed that the purchase price (the “Fuwan Purchase Price”) for the Fuwan Silver Permit would be paid by Minco Silver as follows:

a)

40% within 30 days after the date on which approval of the 757 Transfer Agreement is obtained by the relevant governmental authorities (which date was July 20, 2005);

b)

30% within 12 months after the transfer of the Original Fuwan Silver Permit (therefore by July 20, 2006); and

c)

30% within 24 months after the transfer of the Original Fuwan Silver Permit (therefore by July 20, 2007).

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The first and second of these installments of 4,132,000 RMB and 3,099,000 RMB respectively, have been paid as of the date of this Technical Report.

Pursuant to the Amending Contract, upon satisfaction of the Fuwan Purchase Price, Minco Silver will hold, through Minco China, a 100% interest in the Fuwan Permits, subject to GGEDC retaining a 10% net profit interest in the properties subject to the Fuwan Permits. GGEDC also agreed pursuant to the Amending Contract to provide certain services and technical support to Minco Silver, including, for instance, (i) assisting in respect of the application for exploration permits; (ii) assisting in respect of the application for land titles and infrastructure permits; and (iii) facilitating contacts and relationships with government authorities.

On August 24th, 2006, Minco Silver, Minco China and Minco Mining entered into a second confirmation agreement (the “Second Confirmation Agreement”) pursuant to which the parties thereto confirmed, among other things, that Minco China holds the Fuwan Permits on behalf of and in trust for Minco Silver and that Minco Silver has the sole authority to direct Minco China in the future as to any transfer or other transaction relating to the Fuwan Permits. Minco Mining and Minco China agreed in the Second Confirmation Agreement not to transfer, sell, pledge, grant security interests in, or otherwise encumber, in any manner whatsoever, the Fuwan Permits. In addition, Minco Mining agreed pursuant to the Second Confirmation Agreement not to transfer or sell any of its ownership or equity interest in Minco China or encumber its interest in any way if any of the foregoing, individually or in combination, would have the effect of Minco Mining holding at any point in time less than, on an actual or a fully-diluted calculation basis, a 75% unencumbered ownership interest in Minco China. Likewise, Minco China agreed pursuant to the Second Confirmation Agreement not to enter into any agreement or grant any option or right for the purchase, sale, transfer or issuance of any ownership or equity interests in Minco China if any of the foregoing, individually or in combination, would have the effect of Minco Mining holding at any point in time less than, on an actual or a fully-diluted calculation basis, a 75% unencumbered ownership interest in Minco China.

3.2.2

CHANGKENG PROPERTY

On April 16, 2004, Minco Mining, GGEDC, Zhuhai Zhenjie Development Ltd. ( “ Zhenjie ”) and Foshan Baojiang Nonferrous Metals Corporation (“Baojiang”) entered into a preliminary joint venture agreement (the “Preliminary Changkeng JV Agreement”) to explore and develop the mineral property underlying the Changkeng Permit. The target mineral on the Changkeng Property is gold but the property is known to also contain silver mineralization.

On August 20, 2004, Minco Silver, Minco Mining, Minco China and Minco BVI entered into the Assignment Agreement whereby Minco Mining, Minco BVI and Minco China assigned to Minco Silver their respective interests in, among other things noted above, Minco Mining’s right to earn up to a 51% interest in the Changkeng Property’s silver mineralization pursuant to the Preliminary Changkeng JV Agreement.

The Preliminary Changkeng JV Agreement was superseded by a formal joint venture agreement dated September 28, 2004 (the “Changkeng JV Agreement”) made among the original four parties to the preliminary joint venture agreement and a fifth company, Guangdong Gold Corporation (“GD Gold”). The Changkeng JV Agreement provides for the establishment of a sino-foreign joint venture with limited liability to be named Guangdong Minco-Jinli Mining

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Co., Ltd. (the “Changkeng JV”) to explore and develop non-ferrous and precious metals resources. The Changkeng JV Agreement provides that the total investment of the Changkeng JV (the “Changkeng Total Investment”) will be 100 million RMB and that the registered capital of the Changkeng JV will be 50 million RMB. The contribution proportions of the parties to the Changkeng JV Agreement are as follows: GGEDC - 19%; Minco Mining - 51%; Zhenjie - 18%; Baojiang - 10%; and GD Gold - 2%. To earn a 51% equity interest in the Changkeng JV, Minco Mining must contribute 51 million RMB of the Changkeng Total Investment in six instalments.

The parties to the Changkeng JV Agreement agreed that following the establishment of the Changkeng JV, the parties would take the necessary steps to acquire the Changkeng Permit from 757 Team for total consideration of 33 million RMB. The original Changkeng Permit expired in September 2004 but was renewed on September 6, 2005. The renewed Changkeng Permit expired on September 10, 2006 and an application for renewal has been made by 757 Team.

Minco Silver’s conditional interest in the silver mineralization underlying the Changkeng Permit is dependent upon Minco Mining acquiring and maintaining an interest in the Changkeng Permit in accordance with the terms of the Changkeng JV Agreement or in some other fashion. In the event that Minco Mining does not obtain an interest, or loses or alienates any or all of its interest, in the Changkeng Permit, Minco Silver’s potential interest in the silver mineralization underlying the Changkeng Permit will be lost.

As at the date of this Technical Report, the Changkeng JV had not yet been established and no contract has been entered into by the parties to the Changkeng JV Agreement with 757 Team to acquire the Changkeng Permit. 757 Team has applied to renew the Changkeng Permit. If and when such approval is obtained, the parties to the Changkeng JV Agreement have agreed that the Changkeng Permit be transferred by 757 Team to Minco China to be held by Minco China for and on behalf of the proposed Changkeng JV.  Minco Mining expects that the parties to the Changkeng JV Agreement shall make a determination later in 2006 as to whether or not the parties will proceed with establishing the Changkeng JV as described in the Changkeng JV Agreement or whether, alternatively, Minco Mining shall purchase some or all of the minority interests of the other parties to the Changkeng JV Agreement.

Minco Mining has agreed pursuant to the Second Confirmation Agreement to take all commercially reasonable steps to obtain as quickly as possible and to maintain, at least a 51% interest in the mineral exploration rights to the Changkeng Property (including the rights to the silver mineralization), either by means of a joint venture or otherwise, and to provide Minco Silver with the exclusive right to earn a 51% interest in the silver mineralization relating to the Changkeng Property.

There are no known environmental liabilities on the Fuwan Property or Changkeng Property ..

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4.0

LOCATION, ACCESS, CLIMATE, PHYSIOGRAPHY AND INFRASTRUCTURE

4.1

LOCATION AND ACCESS

The Fuwan Property is approximately 45 kilometres southwest direct distance from Guangzhou, the capital city of Guangdong province. Access to the property is excellent via the Guangzhou-Zhuhai highway which passes through Gaoming City. Travel time from the Guangzhou airport to Gaoming City is approximately one hour and fifteen minutes. The property is located 2 kilometres northwest of the town of Fuwan, population 30,000 and is accessed via a gravel road. The town of Fuwan is well connected by paved highway and expressways to the major cities, including Guangzhou (70 kilometres highway distance), Gaoming (15 kilometres), and Jiangmen (60 kilometres), (see Figure 4-1). The Fuwan Property is also accessible by waterway on the Xijiang River, which can reach major cities like Guangzhou, Zhaoqing and Jiangmen, as well as international waterways in the South China Sea.

Figure 4.1: Local Area Map Showing Fuwan Property

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Figure 4.2: Photo taken on the Fuwan Property with town of Fuwan in the background

4.2

CLIMATE AND PHYSIOGRAPHY

Topography of the area is characterized by low hills from 60 to 90 metres above sea level (asl) with the highest peak at 133.3 metres asl. Outcrops are scarce and most of the area is covered with 5 to 10 metres of overburden where vegetation is dense. The area is hot and humid with an annual average temperature of 21.5°C and annual precipitation of 1681 mm. Surface water and ground water are abundant in the area.

Like most of the coastal areas in Southeast China, the area is densely populated. Local residents are mainly engaged in farming and there are abundant rectangular aerated ponds for fish farming dotting the landscape. The labour force is composed of local residents and a large number of immigrants from inland provinces and is sufficient for various industry needs in the area.

4.3

INFRASTRUCTURE

The town of Fuwan is located 2 kilometres SE of the Fuwan Property along a dirt road which connects it to a major highway system. Electrical power, water, telephone and supplies can be obtained in the town. General labour is readily available but labour more specialized in mining would need to be recruited and/or trained. The property is large enough to accommodate potential tailings, waste disposal areas and potential processing plant sites, (see Figure 3.2 Infrastructure Map of Fuwan Area).

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5.0

HISTORY AND PREVIOUS EXPLORATION

5.1

PREVIOUS EXPLORATION

Since 1949, mineral exploration in China has been undertaken at all scales by teams of geologists and engineers. Each team was responsible for a certain region and within each team there were sub-teams with specific mandates such as geology, geochemistry, mineral deposit evaluation, diamond drilling etc.

There is no historic record for mining in the property area before the discovery of gold in early 1990. Illegal artisanal mining began in 1991 and most of the oxidized portion of the mineral zones between Lines 3 and 4 on the property were mined out (see Figure 5.1).

Figure 5.1: Water fills previously illegally mined area on the Changkeng Gold Deposit

From 1994 to 2003 the Fuwan Property was under the ownership of the Guangdong Department of Lands and Resources. In September 2003, land title was transferred to 757 Team. In July 2005, the Fuwan Silver Permit was transferred to Minco-China which holds it on behalf of Minco Silver.

A brief history of recent exploration is detailed below:

1959-1971: Geological exploration for pyrite, coal and uranium was carried out intermittently by different geological teams.

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1986-1989: Regional Geological Survey Team of Guangdong Bureau of Geological Exploration conducted a regional stream sediment sampling program at a 1:200,000 scale. Significant gold and silver geochemical anomalies were delineated in the Changkeng Gold and Fuwan Silver Permit areas. The Au-Ag anomalies were followed up with detailed soil sampling at a 1:50,000 scale, which demonstrated good potential for gold and silver mineralization in the area.

1990-1994: The Changkeng Gold and Fuwan Silver Deposits were discovered in 1990 during the follow up of the 1:50,000 soil geochemical anomalies by 757 Team. Detailed exploration was conducted at the Changkeng Property and Fuwan Property and  adjacent areas from 1990 to 1995.

1990: Report on Reconnaissance Investigation of Gold Mineralization in Changkeng, Gaoyau county, Guangdong province was completed by 757 Team.

1992: A geochemical soil sampling and mercury survey over the Luzhou-Shizhou area lying 24 km to the south of the Changkeng Gold and Fuwan Silver Deposits was conducted at a 1:10,000 scale.  Test drilling over two geochemical anomalies intersected silver mineralization at Dieping and Luzhou areas.

1992-1993: Geological exploration was carried out at the Luzhou Pb-Zn occurrence. Beginning of diamond drill programs by the 757 Geo-Exploration Team. A silicified structural breccia was intersected at the contact between Triassic and Carboniferous sedimentary sequences in drill holes. Two gold veins and one silver vein were discovered at depth.

1993: Seismic and electrical surveys were conducted along 9 profiles over the Luzhou-Shizhou area. Sections with good potential for gold and silver were delineated and diamond drilled.

October 1993: Prospecting of the Changkeng Gold Deposit was completed by 757 Team and a total resource (Categories D+E, as per the Classification of Solid Mineral Resources and Reserves of the State Monitoring Bureau of Quality and Technology of China) of 30.49 t of gold was delineated between Exploration Lines 16 and 27.

1993-1995: Prospecting of Fuwan Silver Deposit was conducted by 757 Team and a total resource (D+E as above) of 5134.6 t silver was reported.

April 1994: Detailed exploration on the central section between exploration lines 8 and 15 and above elevation -15m was completed and 5t gold was delineated as category C+D (measured reserve) as per the Classification of Solid Mineral Resources and Reserves of the State Monitoring Bureau of Quality and Technology of China.

A total of 27,110 metres of core was drilled on the Changkeng Gold and Fuwan Silver Deposits from 1991 to 2005. There were 16 holes drilled on the Fuwan Silver Deposit, totalling 4,247 metres, 97 holes on the Changkeng Gold Deposit totalling 15,480 metres, and an additional 27 holes totalling 7,385 metres on the surrounding mineral lease. Barrick Gold Corporation drilled 11 holes; eight of the Barrick holes were drilled between sections 7 and 24 within the Changkeng Permit (included in the 97 holes) and the other three holes were drilled as follow up to Hg geochemical anomalies outside the license area.

There were many trenching programs undertaken on the property, as well as 2 holes drilled for

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the purposes of a metallurgical test on the Fuwan Silver Deposit. Geotechnical data were collected, including core recovery, RQD and structural logging. Collar locations were surveyed using an EDM station with a survey accuracy of ±0.12 metres.

5.2

PREVIOUS RESOURCE ESTIMATES

The gold resources on the Changkeng Gold Deposit were classified according to the Classification of Solid Mineral Resources and Reserves of the State Monitoring Bureau of Quality and Technology of China. A total resource of 30.49 tonnes of gold (Categories D+E, as per the Classification of Solid Mineral Resources and Reserves of the State Monitoring Bureau of Quality and Technology of China), was delineated between exploration lines 16 and 15. The D category resource was defined by 80 by 80 metre grid drilling and trenching and category E was defined by 160 by 160 metre grid drilling.

A total silver resource on the Fuwan Silver Deposit (Category E) was estimated by 757 Team as 5134.6 tonnes of silver between exploration lines 54 and 75 (a regional estimation).

These resource calculations were done by the Chinese in 1995 before the application of NI 43-101. The Chinese classification system is not considered comparable to current CIM definitions and as such the resources are no longer considered relevant and have been replaced by the NI 43-101 compliant resource as reported in Section 17.0 of this report.

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6.0

GEOLOGICAL SETTING

6.1

REGIONAL GEOLOGY

The Changkeng Gold and Fuwan Silver Deposits are located at the northwest margin of a triangular Upper Paleozoic fault basin, at the margin with the north east trending Shizhou fault to the northwest, the east-west trending Dashi fault to the south and the northwest trending Xijiang fault to the northeast (Figure 6-1). Known precious and base metal occurrences and deposits occur predominantly along the margins of the 550 km² basin.

The basin area is comprised of two major sedimentary sequences, the Upper Paleozoic siliceous and argillaceous carbonate sequence and the Mesozoic coal-bearing clastic sequence. The two units are separated by a low angle fault zone.  Some Chinese geologists have interpreted the contact between Triassic sandstone and Carboniferous limestone as an unconformity along which an interlayer-sliding fault developed. The low-angle fault zone at the northwest margin of the basin hosts the known gold and silver mineralization in the Changkeng-Fuwan area and its southwest and northeast extensions.

Mesozoic granite occurs only at the southeast corner of the basin area. There are no outcrops of intrusive rocks at Changkeng Gold and Fuwan Silver Deposits and the Gold adjacent area. Late Mesozoic granites are observed along the south margin of the Sanzhou basin.

Figure 6.1: Local Geology Map of Sanzhou Basin

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6.2

FUWAN PROPERTY GEOLOGY

Host rocks of the Changkeng Gold and Fuwan Silver Deposits consist of Lower Carboniferous limestone and Upper Triassic terrestrial clastic rocks.

1. Lower Carboniferous Limestone Sequence:

Lower: Neritic gray and dark-gray thickly-bedded bioclastic limestone;

Middle: Terrestrial grey-whitish and reddish quartz sandstone intercalated with grey calcareous siltstone, mudstone, carbonaceous shale and coal;

Upper: Gray and dark-grey medium to thickly bedded argillaceous limestone and mudstone; light-grey brecciated bioclastic limestone intercalated with yellowish silicified limestone and silty mudstone. Some gold mineralization and most silver mineralization occurs in the brecciated bioclastic limestone.

2. Upper Triassic Clastics

The Upper Triassic clastics are comprised of variegated sandstone, sandy conglomerate and conglomerate, dark-grey mudstone, carbonaceous mudstone and siltstone.

The major structural control of the Changkeng Gold and Fuwan Silver Deposits is an open syncline with its axis trending northeast. A low angle fault zone is developed along the contact between the Lower Carboniferous unit and the Triassic unit. The fault zone is from several meters to tens of meters in width and is occupied by lenticular brecciated and silicified rocks, brecciated limestone, and silicified sandy conglomerate. The fault zone may have acted as both a feeder conduit and a host structure for the gold and silver mineralization in the area. A set of second-order faults parallel to the major fault were developed in the limestone at the footwall. Silver mineralization also occurs in the second-order faults.

The upper parts of the Lower Carboniferous carbonate sequence and the lower part of the Upper Triassic clastic rocks are structurally brecciated and mineralized with gold and silver within the fault zone. Gold mineralization and silver mineralization are closely associated spatially but occur at different positions in the low-angle fault zone. Most gold mineralization occurs in the Triassic clastic rocks while most of the silver mineralization occurs in the brecciated, siliceous fault zone which separates the two units. There is also a smaller volume of silver mineralization associated with fractures parallel to the main fault and lying within the bioclastic limestone of the Lower Carboniferous sequence (see Figure 6.2 Fuwan Property Geology).

Typical alteration associated with the Changkeng Gold and Fuwan Silver Deposits includes silicification, clay (mainly illite), barite, fluorite, carbonate and pyrite. Alteration developed predominantly within the major fault zone between the Carboniferous limestone and Triassic clastic rocks and the second-order faults at the footwall. Silicification and sulfide mineralization are most closely associated with gold and silver mineralization.

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广东省高明市
富湾银矿区地形地质图
比例尺 1: 2000
TOPOGRAPHY & GEOLOGY MAP OF CHANGKENG-FUWAN
PROJECT AREA, GAOMING CITY, GUANGDONG PROVINCE
图
LEGEND
例
Quaternary
Alluvium
Eogene
Conglomerate, sandstone, siltstone & mudstone
Cretaceous
Conglomerate, fine sandstone, siltstone & laminated mudstone
Upper Triassic conglomerate, sandstone, siltstone, & mudstone
Sandy conglomerate, conglomerate, mudstone, fine-grained sanstone and silty mudstone
Mudstone, silty mudstone and siltstone
Conglomerate, sandstone, siltstone, shales & mudstone, coal
Lower carboniferous bioclastic breciated limestone and laminated limestone
Dark-grey carbonaceous argillaceous limestone
Fine-grained sandstone, mudstone and laminated limestone
Bioclastic-bearing limestone, silicified limestone
Faulted and fractured alteration zone and its serial number
Measured & infered normal fault
Measured & infered reverse fault
Measured & infered unclear fault
Economic gold ore zone and serial number
Uneconomic gold ore zone and serial number
Measured and infered geological boundary
Measured and infered unconformity
Occurrence
Exploration line and serial number
DDH serial number/elevation/depth (Vrtical/Inclined)
Holes with silver interception
Holes with gold interception
Holes with gold and silver interception
Holes without silver interception
Failed hole
Trench
Adit & serial number
Exploration well and serial number
Inclined drift
Overburden removal
广东省地质矿产局七五七地质大队一分队
广东省高明市富湾银矿区地形地质图
比例尺
1: 2000
1995.9.20

Figure 6.2: Property Scale Geology Map of Fuwan

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7.0

DEPOSIT TYPE AND MODEL

The Changkeng Gold and Fuwan Silver Deposits may be considered as sediment hosted, epithermal deposits.

The Fuwan Silver Deposit is characterized by vein and veinlet mineralization within zones of silicification. The predominant sulphide minerals are sphalerite and galena with lesser pyrite, and rare arsenopyrite, chalcopyrite and bornite. Pyragyrite and freibergite are other important silver minerals in the deposit.  The deposit is poor in gold (< 0.2 ppm).

The Changkeng Gold and Fuwan Silver Deposits are confined in a fault zone separating a Lower Carboniferous limestone sequence and an Upper Triassic Clastic sequence. Two zones of gold mineralization, (Changkeng Gold Deposit) Zone 1 and Zone 2, were delineated between exploration lines 15 and 16 at surface. Both zones are trending NE and dip to the SE at 30° to 50° at the upper portion and 15° to 30° at the lower portion of the fault. The two zones merged along both dip directions at depth and strike direction to the northeast. Gold veins occur as lenticular bodies in the brecciated Triassic clastics at the upper portion of the synform zone. The gold zones tend to pinch out toward the hinge of the syncline where they were replaced by silver mineralization at the Fuwan Silver Deposit.

The greatest volume of silver mineralization lies within the brecciated and silicified fault zone in Zone 1 (lying completely within the fault plane) and Zone 2 (lying partially within the fault plane). Zones 3, 4, 5, 6, 7 and 8 are situated entirely within the footwall limestone sequence and lie along planar fractures in the limestone.

The exploration program will target the fault zone along strike and down dip both east and west of the main Fuwan Silver zone.

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8.0

MINERALIZATION

The mineralized zones at the Fuwan Silver Deposit are currently considered primary mineralization and have been divided into two types:

1.

Siliceous (silicified) material: This type of material is grey to dark grey in colour and mainly composed of secondary quartz, illite, argillaceous and carbonaceous material, and pyrite. Fractures and mariolitic cavities were highly developed;

2.

Calcareous-siliceous material (silicified limestone): This type of material is light grey to dark grey in colour and is composed of secondary quartz, residual limestone, calcite, and pyrite. The mineralization occurs in the second-order faults in the footwall limestone of the contact zone.

Two specific studies were undertaken on the mineralogy of the deposit, which was studied by thin section microscopy and scanning electron microscopy. These reports were consulted at the offices of 757 Team. Rock types include limestone, silicified limestone, silicified sandstone, carbonate-quartz veins, bioclastic limestone, silicified brecciated limestone, and marble-like limestone. Major silver ore minerals include freibergite, paragyrite, silver-antimony, brongriarite, and argentite; jamesonite as a secondary mineral and eugenite, a Sb-Cu-Ag sulphide mineral, a “black silver” mineral, a silver sulphur mineral, and native silver as minor minerals. The report contains numerous photomicrographs and scanning electron micrographs showing mineral relationships.

A description of Zones 1 to 8 is detailed below.

Zone 1

Zone 1 is the main mineralized body, lying entirely within the siliceous, brecciated fault zone that separates the upper Triassic clastic unit from the Lower Carboniferous limestone unit. Zone 1 is continuous over a strike length of 2,690 metres, varying from 1.5 metres to 23.6 metres in intersected width with a 5.5 metre average width. Silver grades vary from 1 g/t to 3,285 g/t with a length weighted average grade of 133 g/t.

Zone 2:

Zone 2 is second to Zone 1 in volume and lies partially within the fault zone and partially outside of it.  It has a total strike length of 1,960 metres. The average intersected width is 3.4 metres, varying from 0.5 metres to 17.7 metres. Silver grades range from 1 g/t to 2,200 g/t with a length weighted average grade of 157 g/t.

Zone 3:

Zone 3 lies entirely within the Carboniferous Limestone unit along fractures parallel to the major fault. This zone has a strike length of 1,070 metres. The average intersected width is 3.9 metres, varying from 1.8 metres to 12.1 metres. Silver grades range from 1 g/t to 1,670 g/t with a length weighted average grade of 170 g/t.

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Zone 4:

Zone 4 lies entirely within the Carboniferous Limestone unit along fractures parallel to the major fault. This zone has a strike length of 870 metres. The average intersected width is 2.4 metres, varying from 1.85 metres to 3.61metres. Silver grades range from 3 g/t to 1,940 g/t with a length weighted average grade of 325 g/t.

Zone 5:

Zone 5 lies entirely within the Carboniferous Limestone unit along fractures parallel to the major fault. This zone has a strike length of 630 metres. The average intersected width is 2.3 metres, varying from 1.5 metres to 2.8 metres. Silver grades range from 1 g/t to 885 g/t with a length weighted average grade of 215 g/t.

Zone 6:

Zone 6 lies entirely within the Carboniferous Limestone unit along fractures parallel to the major fault. This zone has a strike length of 260 metres. The average intersected width is 2.7 metres, varying from 1.4 metres to 3.73 metres. Silver grades range from 2 g/t to 196 g/t with a length weighted average grade of 68 g/t.

Zone 7:

Zone 7 lies entirely within the Carboniferous Limestone unit along fractures parallel to the major fault. This zone has a strike length of 820 metres. The average intersected width is 3.4 metres, varying from 1.4 metres to 8.0 metres. Silver grades range from 4 g/t to 723 g/t with a length weighted average grade of 137 g/t.

Zone 8:

Zone 8 lies entirely within the Carboniferous Limestone unit along fractures parallel to the major fault. This zone has a strike length of 620 metres. The average intersected width is 1.5 metres, varying from 1.3 metres to 1.7 metres. Silver grades range from 4 g/t to 289 g/t with a length weighted average grade of 95 g/t.

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9.0

EXPLORATION

The Chinese Government Regional Geological Survey Team (RGST) completed a 1:200,000 scale regional stream sediment sampling program at a sample density of 1 to 2 samples per square kilometre in 1986. The survey led to the identification of the important regional geochemical Au and Ag anomalies on the Changkeng Property and the Fuwan Property areas. Further detailed 1:50,000 scale soil sampling within the anomalous area and preliminary follow-up of the geochemical anomalies were conducted by the RGST and exploration potential was proved over the Changkeng Property and the Fuwan Property areas. In 1990, as a normal practice in China at that time, the regional geochemical anomaly data were transferred by the Chinese government to 757 Team, a professional team who would carry out detailed exploration and drilling from the Guangdong Geological Exploration Bureau in Jiangmen City. The 757 Team carried out a comprehensive geological exploration program including mapping, trenching, and grid drilling from 1991 to 1993 on the Changkeng Property and subsequently produced a resource calculation for the gold portion of the property.

Trenching and drilling on the area subject to the Fuwan Silver Permit by 757 Team were conducted between 1993 to 1995. A drilling program at a grid spacing of 160 by 320 metres by 160 by 320 metres was used in estimating the silver resource.

Exploration by Minco Mining began in 2003 with diamond drilling on the Changkeng Property and Fuwan Property.

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10.0

DRILLING

10.1

PREVIOUS DRILL PROGRAMS AND INTERPRETATION

The diamond drilling sub-group of 757 Team, Minco Mining and Barrick Gold Corp. drilled a total of 27,110 metres of core, distributed among 132 holes from 1991 to 2005. Sixteen holes were drilled on the Fuwan Silver Deposit, 97 holes on the Changkeng Gold Deposit, including the 8 holes drilled by Barrick, and 3 holes drilled by Barrick on the larger mineral lease.

Geotechnical data were collected, including core recovery, RQD and structural logging. Collar locations were surveyed using EDM stations with a survey accuracy of ±0.12 metres.  Down hole tests were taken on a regular basis both for vertical holes and inclined holes. The authors examined this data and concluded that drill hole deviation was not an issue on the property.

For the geological interpretation, 757 Team produced cross sections at a 1:500 scale, spaced 40, 80, and 160 metres apart for gold zones and 160 and 320 metres apart for silver zones. The sections show lithology, structure, dip extension of mineralized zones, location and grade of core and trench samples. Most of the sections over the silver zones are interpretative in nature because of the distance between pierce points on most sections or the limited number of holes on a section. Section 16 (Figure 10-1) is a typical cross section interpreted by 757 team geologists and supported by drilling completed by Minco Mining.

Figure 10.1: Cross Section 16 Showing Historical Interpretation

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10.2

CURRENT INTERPRETATION

A set of cross sections matching the original exploration section spacing were plotted. In order to geologically model the zones, the mineralized contact zone was first modeled as a separate entity. From section to section across the property the contact zone was interpreted based solely on geology, and this zone was used as a guide to model the mineralization. The contact zone shows classic pinch and swell structure, both along and across strike.

Eight mineralized zones were modeled, and the nomenclature used by P&E does not necessarily match the nomenclature used by Minco Mining.

Zone 1 lies completely within the contact zone, and represents the greatest volume of the eight zones. Zone 2 lies partially within the contact zone and partially outside of it. It represents the next greatest volume in the deposit.  Zones 3, 4, 5 and 6 are located along subsidiary structures which trend parallel to the contact zone.  Zone 7 (Luzhou) is located 3.5 kilometres SW of and Zone 8 (Jilinggang) is located 1.5 kilometres NE of the main Fuwan Silver Deposit. These zones all lay within the structural footwall in the Carboniferous limestone, and they mimic the shape of the contact zone with pinch and swell. Little tonnage is represented in these subsidiary zones and there is often one high value which carries the intersection. Widths in these zones average 2.4 metres. For a detailed description of the zones, see Section 8.0 above.

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Figure 10.2:

Cross Section 4 Showing Gemcom modeled zones as interpreted by P & E

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Figure 10.3:

Cross Section 16 Showing Gemcom modeled zones as interpreted by P & E

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10.3

2005-2006 PHASE I DIAMOND DRILL PROGRAM

A Phase I drilling program at the Fuwan Silver Deposit commenced on December 1, 2005 and was completed in late March 2006. The program was designed to upgrade the resources and to explore along the southwest strike direction toward Luzhou and Dieping and the southeast dip direction of the main Fuwan Silver Deposit. Nine diamond drill holes with a total footage of 2,435 metres were drilled with specifications as shown in Table 10-1. The drilling program was commissioned to two contractors, Sinorex Drilling Company and 757 Team. Three rigs were used for this on-going drilling program.

Table 10-1:  Phase I Diamond Drill Hole Coordinates

HOLE ID	X	Y	Z	LINE	DEPTH	AZIM.	DIP	COMMENT
				#	(M)	(º)	(º)
FW0001	38377213	2545681	53	67	170	333	-79	Exploration
FW0002	38377733	2546068	80	35	260	333	-80	Exploration
FW0003	38378207	2546200	82	19	320	333	-70	Stepout
FW0004	38378296	2546378	88	3	260	153	-78	Stepout
FW0005	38378424	2546474	72	4	295	333	-77	Infill
FW0006	38378585	2546415	36	10	285	333	-77	Infill&Stepout
FW0007	38378729	2546395	30	16	225	0	-90	Infill
FW0008	38379212	2546326	4	36	330	333	-68	Stepout
FW0009	38377870	2546157	94	27	290	0	-90	Stepout
TOTAL					2,435

At the date of this report, results of the nine Phase I holes had been compiled and the most significant intersections are presented in Table 10-2 below.

Table 10-2: Phase I Significant Mineralized Intersections

HO LE ID	FRO M	T O	W ID T H	G /T SILV E R
FW 0001					N SV
FW 0002	133.55	135.6	2.05		71.4
	147.34	152.73	5.39		129.8
	165.35	166.15	0.8		1200.0
	195.04	208.67	12.96		234.2
FW 0003	242.7	251.8	9.1		284.1
	257.0	264.0	7.1		74.4
	292.3	293.3	1.0		894.0
FW 0004	285.38	287.07	2.48		190.5
	300.23	302.65	2.42		106.8
FW 0005	236.57	241.72	5.15		188.8
	243.72	252.42	8.7		823.8
FW 0006	129.95	137.25	7.3		261.0
FW 0007	95.0	98.0	3.0		168.0
	115.76	118.76	2.4		1183.4
FW 0008	178	179.4	1.4		116.3
(abandoned	181.87	182.27	0.40		468.5
early)
FW 0009	178.15	182.05	3.9		221.4
	232.55	236.28	3.74		292.5

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38377000
38378000
38379000
38380000
2547000
2546000
2545000
FW0001
FW0002
FW0003
FW0004
FW0005
FW0006
FW0007
FW0008
FW0009
FW0010
FW0011
FW0012
FW0013
FW0014
FW0015
FW0016
FW0017
FW0018
FW0019
FW0020
FW0021
FW0022
FW0023
FW0024
FW0025
FW0026
FW0027
FW0028
FW0029
FW0030
FW0031
CHANGKENG AREA
67
43
35
27
23
19
11
03
00
04
10
16
24
32
36
48
PHASE I DRILL HOLES
PHASE II DRILL HOLES
100
200
400
800
1600
3200
6400
Fault
Ridge line

Figure 10.4: Phase I and Phase II Diamond Drill Program Hole Locations

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10.4

PHASE II DIAMOND DRILL PROGRAM

The Phase II drill program began shortly after completion of Phase I. Twenty three holes are proposed for this program, which is designed to continue upgrading the resource with in-fill drilling, as well as resource expansion down dip and along strike of the Fuwan Silver Deposit. An additional three holes are planned as twins, designed to validate the grades and widths of the holes drilled by 757 Team. Table 10-3 lists the coordinates for the Phase II drill holes. At the time of this writing, results for eight holes had been received and are reported in Table 10-4.

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Table 10-3: Phase II Diamond Drill Program Coordinates

Proposed and Completed Holes for Phase II Program FUWAN

Hole_id	Coordinates					Length (m)		Line#	Purpose of hole	Comment
	East	North	Z	Az	Dip	Proposed	Completed
FW0010	38377929.0	2546043.0	116	333	-75	280	295.60	27	To evaluate dip ore continuity	Completed
FW0011	38377669.0	2546197.0	41	0	-90	160	190.08	35	To evaluate ore continuity to the North	Completed
FW0012	38377910.0	2546428.0	50	0	-90	250	240.01	19	Infill Drilling	Completed
FW0013	38378002.0	2546250.0	96	153	-81	280	288.80	19	To evaluate dip ore continuity	Completed
FW0014	38378077.0	2546100.0	53	333	-75	260	308.87	19	To evaluate dip ore continuity	Completed
FW0015	38377522.0	2546127.0	22	0	-90	105	82.94	43	To evaluate ore continuity to the North	Completed
FW0016	38378106.0	2546039.0	33	333	-75	320	303.07	19	To evaluate dip ore continuity	Completed
FW0017	38378526.0	2546276.0	39	0	-90	150	175.63	4	To evaluate dip ore continuity	Completed
FW0018	38377778.5	2545979.1	108	333	-78	320	268.83	27	To evaluate dip ore continuity	Completed
FW0019	38378000.0	2546090.0	73.5	0	-90	245	245.70	23	Twin hole of ZK2301 drilled by 757 Team	Completed
FW0020	38377337.0	2545792.0	36	0	-90	135	135.10	59	To evaluate dip ore continuity	Completed
FW0021	38378561.0	2546209.0	28	0	-90	180	161.07	4	Infill Drilling	Completed
FW0022	38378125.0	2546361.0	81	333	-75	290	265.70	11	Infill Drilling	Completed
FW0023	38378158.0	2546296.0	89	153	-75	330	334.70	11	Infill Drilling	Completed
FW0024	38377552.0	2546068.0	39.24	0	-90	115	80.70	43	Twin hole of ZK4302 drilled by 757	In progress
FW0025	38378031.0	2546545.0	38	0	-90	145		11	Twin hole of ZK1103 drilled by 757	To be drilled
FW0026	38378283.5	2546400.0	84	153	-78	320	330.27	3	To evaluate dip ore continuity	Completed
FW0027	38378314.3	2546340.6	88	153	-76	290	283.17	3	To evaluate dip ore continuity	Completed
FW0028	38378346.0	2546453.0	78	153	-76	300	310.37	0	To evaluate dip ore continuity	Completed
FW0029	38378346.0	2546452.0	78	153	-57	280	300.21	0	To evaluate dip ore continuity	Completed
FW0030	38378508.0	2546490.0	76	153	-77	320	239.38	8	Infill Drilling	Completed
FW0031	38378562.0	2546386.0	42	0	-90	170	162.07	8	Infill Drilling	Completed
FW0032	38378583.0	2546164.0	21	153	-74	120	161.25	4	To evaluate dip ore continuity	Completed
FW0033	38377794.0	2546306.0	32	0	-90	210	112.87	27	To evaluate ore continuity to the North	In progress
FW0034	38378590.0	2546332.0	37	153	-80	175	147.50	8	To evaluate dip ore continuity	Completed
FW0035	38378635.4	2546243.2	15	0	-90	140	164.10	8	To evaluate dip ore continuity	Completed
TOTAL						5,890.00	5,587.99

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Table 10-4: Phase II Diamond Drill Program Results to Date

Hole	From (m)	To (m)	Length (m)	Average Grade
				Ag(ppm)	Au(ppm)	Pb(%)	Zn(%)
FW0010	226.50	227.60	1.10	57	0.09	0.03	0.0015
	250.90	254.90	4.00	183.9	0.04	1.26	0.67
	288.65	289.35	0.70	62.1	0.09	0.17	0.7
FW0013	237.00	243.00	6.00	575.2	0.41	0.57	2.36
	256.10	265.40	9.30	270.6	0.10	0.37	3.36
FW0016	250.37	250.90	0.53	325	0.11	0.36	1.17
	268.56	270.14	1.58	136.2	0.27	0.24	0.23
FW0017	97.32	98.32	1.00	271	0.16	0.12	0.28
	113.73	114.73	1.00	391	0.11	0.27	2.06
	158.70	161.68	2.98	166.2	0.07	0.49	1.36
FW0018	154.84	158.14	3.30	251.9	0.14	0.17	0.40
	161.10	162.10	1.00	128	0.13	0.09	0.55
	183.10	183.90	0.80	322.8	0.26	0.48	3.18
	195.45	197.45	2.00	90.9	0.01	0.04	0.11
	208.35	209.15	0.80	1930.5	0.11	1.08	2.21
	256.43	256.73	0.30	192.5
FW0021	71.91	80.01	8.10	152.6	0.24	0.16	0.16
	91.10	92.10	1.00	620.5	0.10	0.47	3.27
	95.50	99.93	4.43	176.2	0.15	0.35	0.69
	110.80	111.16	0.36	2100	0.14	9.31	5.80
FW0023	281.20	282.00	0.80	66	0.04	0.043	0.14
	319.00	319.70	0.70	235	0.04	0.140	0.21
	210.00	216.36	6.36	228.3	0.04
FW0031	108.20	114.00	5.80	55.3	0.38	0.05	0.24
	149.97	150.27	0.30	1095	0.07	1.59	0.76

A map showing the along-strike Luzhou and Jilinggang Areas and how they relate to the Fuwan Property and the Changkeng Property is presented in Figure 10.5.

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Jilinggang Area
Changkeng
Property Area (5)
Dadinggang Property Area (4)
(Permit Pending)
Luzhou
Area
Luoke - Jilinggang
Permit Area (2)
Fuwan
Silver
Permit Area (1)
Guyegang - Sanyatang
Permit Area (3)
0
1000
2000
3000
4000m

Figure 10.5: Permits Comprising the Fuwan Property

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11.0

SAMPLING METHOD AND APPROACH

11.1

HISTORICAL SAMPLING METHODS

Assay intervals were commonly based on 1.0 to 1.5 metre intervals, although interval widths were also controlled by geological, structural or mineralogical contacts. Generally, sampling of the drill core began just above the silicified breccia zone which marked the contact between the Lower Carboniferous limestone and the Upper Triassic clastic unit. Drill core above this contact was rarely sampled. All core was half split by saw by a member of 757 Team at the core logging facility located at the previous base of 757 Team about 20 kilometres northeast of Jiangmen City.

The samples were sealed and transported by truck from the base to the central lab at 757 Team in Jiangmen City. Three to five percent of the samples were sent to the Guangdong Central Laboratory, Ministry of Geology and Mineral Resources in Guangzhou for external checks. Holes were sampled for gold and silver from 1991 to 1995, (ZK series holes) and the more recent holes from 2003 to 2005 were routinely sampled for gold, silver, arsenic, antimony, bismuth, mercury, copper, lead and zinc, (JZK series holes).

The authors spent a day at the offices of 757 Team in Jiangmen City reviewing (and photographing for documentation purposes) original assay certificates from the Ministry drilling, (ZK series holes). A representative number of drill holes were chosen from cross sections on the property and the related assay data were collected. Check samples done by the Guangdong Central Laboratory, Ministry at the Geology and Mineral Resource in Guangzhou were also photographed. A data plot of the original assays versus the check assays for silver can be seen in Figure 11-1. The precision of the original assays by the rechecks is considered excellent, assuming the second lab had no prior knowledge of the first labs results. The authors had no way of confirming whether or not the duplicate checks were blind.

11.2

CURRENT SAMPLING METHODS

For the more recent holes drilled by Minco Mining in 2003-2005, (JZK series), digital assay reports were obtained (from Minco). Intervals from these holes were assayed using a wet method (acid digestion, AD) at the Institute of Geophysical and Geochemical Exploration (IGGE). Samples with >1 g/t Au from the eight holes drilled in 2004 on the Changkeng Gold Deposit and samples from metallurgical test holes on the Fuwan Silver Deposit were reanalyzed using fire assay (FA) procedure at the Beijing General Institute of Mining and Metallurgy. Twenty percent of samples with >1 g/t Au were sent to the Acme Analytical Lab in Vancouver, Canada as check samples for gold. The FA procedure was also used at the Acme lab.

These assays were for gold only. The data from the IGGE Laboratory, which used the acid digestion method, appear consistently lower than either the Beijing or Acme Laboratories who used the fire assay method. Precision is however, considered satisfactory.

Lead and zinc were assayed for in the recent JZK series holes and length weighted composites for these metals were calculated for the constrained domains and included in the resource estimate undertaken by P & E. Verification was done on Pb and Zn assays, including duplicate precision and CRM assays for the JZK holes. For the limited amount of Pb and Zn data in the database the duplicate precision for both metals is satisfactory and there appear to be no problems with accuracy at the lab, based on the CRM assays.

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12.0

SAMPLE PREPARATION, ANALYSES AND SECURITY

Drill core was shipped to the field camp from the drilling site at the end of each shift. At the field camp, routine logging was conducted by Minco Mining’s project geologist.

Sections with visible sulphides, alteration and structures were measured and marked for sampling during logging. Core for sampling was cut in half with a diamond saw. In most cases, the sample was composed of half of one-meter core (about 5 kg per sample). Shorter samples were collected in some narrow fracture zones. The other half of the split core was kept in the original core box. Core boxes for each hole were numbered sequentially and kept in a secure core storage location at the camp.

Core samples were sealed in sample bags and shipped to the Central Laboratory of the Institute of Geophysical and Geochemical Exploration (IGGE) in Langfang, Hebei province. IGGE’s lab (ISO 9001) is a well regarded laboratory for exploration samples in China and has provided service to several western mining companies, including Teck’s White Silver Mountain project, Southwest Resources, Pacific Minerals, and Quincunx Gold. Duplicates and reference samples were also arranged for quality control at the IGGE lab.

The sampling protocol for the JZK series holes is described in detail below.

Sample Preparation:

A 3 kilogram sample is crushed to about 2 mm size with a routine jaw crusher;

A 600 gram split is taken from the crushed material and pulverized to minus 80 mesh with a rolls crusher;

Half of the minus 80 mesh sample is further pulverized to 95% minus 200 mesh for analysis;

A 30 gram sub-sample is analyzed for gold and silver with atomic absorption spectrometry;

A 10 gram sample was dissolved and analyzed for As, Sb, Bi and Hg with atomic fluorescence spectrometry, and Cu, Pb, W and Zn with ICP mass spectrometry.

12.1

QUALITY ASSURANCE AND QUALITY CONTROL

For the ZK series holes drilled by 757 Team, the original assays were verified by the authors at the 757 Team offices in Jiangmen City. No internal laboratory QC data were included with the assay data.

The more recent drilling, (JZK series holes) did have internal lab QC standards inserted. Each lab inserts lab-prepared duplicates and certified reference material (CRM) samples. The reference materials are prepared by the IGGE and have been widely adopted by Chinese labs and some commercial labs in North America. For approximately every 50 samples there are five or six CRM samples and ten lab duplicates analyzed. The data as plotted were acquired from original assay certificates, and all CRM samples as reported on the certificates were used. The A and B

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CRM standards are declared as being 33 ppb and 89 ppb silver respectively.  These extremely low values are not consistent with Canadian standards for silver detection and are well below the expected data range of the resource estimate.

12.2

QUALITY ASSURANCE/QUALITY CONTROL ON 2005-2006  PROGRAM

A second site visit was made to the Fuwan Property from June 14-15, 2006 in order to ensure that the recommendations as outlined in Section 18.2 of the November 3, 2005 Technical Report were being followed.

A complete quality assurance/quality control program for the current Phase I and II diamond drill programs was being implemented by Minco Silver. The quality control program consisted of shipping samples in batches of 17 samples, to which was added 1 certified reference material sample, 1 duplicate sample and 1 blank sample.

Samples were sent to the PRA Kunming lab in Yunan province, China, (operated under the supervision of a certified Canadian assayer) for analysis of silver and gold by fire assay with an Atomic Absorption or gravimetric finish. Ten percent of the pulps were re-run at the PRA Vancouver, British Columbia, Canada lab as checks, however it was decided later in the program to send them to an external lab in Vancouver, British Columbia, (ACME Laboratories).

The certified reference material fell within acceptable limits for seven of the eight batches in Phase I. The batch six CRM had a relative error of -29.71% when compared with the CRM recommended value.

Duplicate samples for 12 core pairs and 107 pulp pairs were examined for precision. There were too few core duplicate pairs for any statistical representation but the precision (error) on the pulp duplicate pairs was within the norms at less than 10%.

Twelve independent verification samples were taken during the visit and results comparing the PRA Lab in Kunming, China to the ALS Chemex Lab in Vancouver, British Columbia are presented in Figure 12.1. All samples are from the Phase I program.

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P&E Verification Sample Results Phase I Drill Program FUWAN
June 2006
8000
7000
6000
5000
4000
3000
2000
1000
0
Ag (g/t)
1
2
3
4
5
6
7
8
9
10
11
12
Analysis Reference Number
Ag ppm Minco
Ag ppm P & E

Figure 12.1: P & E Independent Sample Verification Results - Phase I Drill Program

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13.0

DATA VERIFICATION

The Fuwan Property was visited by Mr. Eugene Puritch, P.Eng., and Ms. Tracy Armstrong, P. Geo., on August 25h, 2005. Data verification sampling was done on the existing drill core, with sixteen samples collected for assay. An attempt was made to sample intervals from a variety of low and high-grade material. It was noted that many of the high-grade silver intervals had a large percentage of core missing. This was presumably because the high-grade silver mineralization was easy to see visually, and choice pieces had been removed by the various groups that had preceded us. The chosen sample intervals were then sampled by taking quarter splits of the remaining half-sawn core. The samples were then documented, bagged, and sealed with packing tape and were hand delivered to ALS Chemex, in Mississauga, Ontario. ALS Chemex is a reputable international laboratory providing analytical services to the mining and mineral exploration industry in more than 15 countries. All ALS Chemex laboratories in Canada are registered under ISO 9001:2000 quality standard.

At no time, prior to the time of sampling, were any employees or other associates of Minco-China or Minco Mining advised as to the location or identification of any of the samples to be collected by the authors.

All samples remained in the sole possession of the authors until submission to the ALS Chemex Laboratory in Mississauga, Ontario.

The P&E check assay results are shown in Figures 13-1 and 13-2 as a comparison with original results. There is excellent precision between the two sets of assay data for Au.

In order to mitigate the effect of the “trophy” sampling and the fact that a number of high-grade  intervals had little remaining core to sample, six values from the original Chinese assay results above 300 g Ag/t and their corresponding values in the P&E (ALS Chemex) data set were removed.  Figure 13-2 shows the results when these high-grade intervals were eliminated. There is a 13.5% difference in the length weighted average silver values of the two data sets.

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P&E Field Samples vs Minco Core GOLD

50,00
45,00
40,00
35,00
30,00
25,00
20,00
15,00
10,00
5,00
0,00
Gold g/t
Au original Minco
Final Au Chemex
B387463
B387464
B387465
B387466
B387467
B387468
B387469
B387470
B387471
B387472
B387473
B387474
B387475
B387476
B387477
B387478
Sample Number

Figure 13.1: P & E Independent Core Sampling Checks for Gold

P&E Field Samples versus Minco Core SILVER
Ag g/t
250
200
150
100
50
0
B387463
B387464
B387467
B387468
B387469
B387470
B387471
B387474
B387476
B387477
Sample Number
Ag Original Minco
Final Chemex Grav Ag

Figure 13.2:  P & E Independent Core Sampling Checks for Silver

Two holes, NZK3201 and NZK2401A were drilled by Minco Silver in the spring and summer of 2005 as twins to holes ZK3209 and ZK2403 respectively, in order to validate the geology and mineralization. The holes were logged by Minco Silver geologists. Twin NZK2401A demonstrated good geological correlation with hole ZK2403, however there was a marked difference in the grades and less so in the widths of the mineralized intersections in the two holes. Twin NZK3201 did not correlate with hole ZK3209, as the mineralized zones could not be matched in the two holes. In this respect the twin is considered to have failed in its purpose, even

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though there were several high-grade intersections in the hole.

In addition to the twins being a comparison one against the other, holes NZK3201 and NZK2401A were independently sampled by the authors during the site visit, (results for silver are presented in Figure 13-2 above as samples B387463 and B387464).

All assay data collected from the offices of 757 Team in Jiangmen City, (ZK series holes), as well as assay data from four reports for the JZK series holes, and all FA rechecks done at both the Beijing Laboratory and the Acme Laboratory were examined in detail.

It is the authors’ opinion that the data were adequately verified for the purposes of the 2005 Technical Report. The data are of apparently good quality, however further verification of the Chinese data is necessary as recommended in Section 18.2 of the 2005 Technical Report

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14.0

ADJACENT PROPERTIES

There are no adjacent properties to report on.

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15.0

PREVIOUS MINERAL PROCESSING AND METALLURGICAL TESTING

15.1

METALLURGICAL TEST WORK REVIEW

A metallurgical investigation on the Fuwan Silver Deposit was carried out by the Guangdong Institute of Mineral Utilization in 1995. This study indicated that the Fuwan Silver mineralization is typically in the +0.35 mm to –2.0 mm grain size fraction, is free milling and is associated with gangue minerals, including quartz and calcite. Silver mineralization is present as freibergite and pyragyrite with galena and sphalerite as the main sulphide minerals.

Bench scale flotation tests producing a bulk concentrate and a preferential concentrate were performed. The bulk test resulted in a concentrate with 5,028 g/t Ag, 15.6% Pb and 36.5% Zn with recoveries of 94.1% for Ag, 90.1% for Pb and 90.4% for Zn.

The preferential test produced a Ag-Pb concentrate containing 12,959 g/t Ag and 42.7% Pb and 7.8% Zn with recoveries of 77.6% for Ag, 80.1% for Pb and 6.6% for Zn.  The Ag-Pb middling contained 1,144 g/t Ag, 4.2% Pb and 5.7% Zn with recoveries of 8.5% for Ag, 9.7% for Pb and 6.1% for Zn.  The Zn concentrate contained 56.6% Zn, 0.6% Pb and 997 g/t Ag with recoveries of 82.1% for Zn, 1.9% for Pb and 10.2% for Ag. The total Ag recovery with preferential flotation is 96.3%.

Additional test work utilizing cyanidation indicated that the Fuwan Silver Deposit mineralization is cyanide resistant with recoveries from crude mineralization at less than 82%. The bulk concentrate flotation method result of 94% Ag recovery was utilized for the purposes of calculating the Ag cut-off grade for the resource estimate due to its simplicity and realistic likelihood of achievability.

Table 15-1:  Fuwan Silver Deposit  Mill Feed & Bulk Flotation Concentrate Grades

	Wt (%)	Ag(g/t)	Pb (%)	Zn(%)
Feed	100	302	0.94	2.32
Concentrate	5.5	5,028	15.62	36.46
Recovery		94.1	90.1	90.4

Table 15-2: Fuwan Silver Deposit Mill Feed & Preferential Flotation Ag-Pb Concentrate Grades

	Wt (%)	Ag(g/t)	Pb (%)	Zn(%)
Feed	100	302	0.94	2.32
Concentrate	1.8	12,959	42.73	7.75
Recovery		77.6	80.1	6.6

Table 15-3:  Fuwan Silver Deposit Mill Feed & Preferential Flotation Zn Concentrate Grades

	Wt (%)	Ag(g/t)	Pb (%)	Zn(%)
Feed	100	302	0.94	2.32
Concentrate	3.2	997	0.60	56.56
Recovery		10.2	1.9	82.1

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Table 15-4:  Fuwan Silver Deposit Mill Feed & Preferential Flotation Middling Concentrate Grades

	Wt (%)	Ag(g/t)	Pb (%)	Zn(%)
Feed	100	302	0.94	2.32
Concentrate	3.2	1,144	4.15	5.73
Recovery		8.5	9.7	6.1

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16.0

HISTORICAL MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

Historical Resource Estimates by the Chinese were discussed in Section 5.2 above.

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17.0

P & E 2005 RESOURCE ESTIMATE

17.1

INTRODUCTION

The purpose of this report section is to delineate the Mineral Resources on the Fuwan Property in compliance with NI 43-101 and CIM standards. This resource estimate was undertaken by Eugene Puritch, P.Eng., of P & E Mining Consultants Inc. of Brampton Ontario along with the assistance of Tracy Armstrong, P.Geo. The effective date of this resource estimate is October 7, 2005.

17.2

DATABASE

All drilling data was provided by Minco Silver in the form of Microsoft Access files, Excel files, drill logs and digital photos of assay certificates.  Twenty Two (22) drill cross sections were developed on a local grid looking northeast on an azimuth of 630 on a nominal 150 meter spacing. A Gemcom database was constructed containing 184 diamond drill holes.  Of the preceding 184 drill holes, 74 were utilized in the resource calculation. The remaining data were not in the area that was modeled for this resource estimate.  Surface drillhole plans are shown in Appendix I.

The database was verified in Gemcom and corrections were made in order to bring it to an error free status.  The Assay Table of the database contained 5,881 Ag, 4,504 Au, 476 Pb and 527 Zn assays.  All data are expressed in metric units and grid coordinates are in a Chinese UTM system.

17.3

DATA VERIFICATION

Verification of assay data entry was performed on 98 assay intervals for Ag.  A very few minor data errors were observed and corrected, with the overall impact to the database being negligible. The 98 verified intervals were verified with original assay lab certificates from 757 Team Assay certificates.  The checked assays represented 20.9% of the data to be used for the resource estimate and approximately 1.7% of the entire database.

17.4

DOMAIN INTERPRETATION

Domain boundaries were determined from lithology, structure and grade boundary interpretation from visual inspection of drillhole sections.  Eight domains were developed and referred to as Zone 1 through to Zone 8.  These domains were physically created with computer screen digitizing on drillhole sections in Gemcom by the authors of this report.  The outlines were influenced by the selection of mineralized material above 50 g/t Ag that demonstrated a lithological and structural zonal continuity along strike and down dip.  In some cases mineralization below 50 g/t Ag was included for the purpose of maintaining zonal continuity. Smoothing was utilized to remove obvious jogs and dips in the domains and incorporated a minor addition of inferred mineralization. This exercise allowed for easier domain creation without triangulation errors from solids validation.

On each section, polyline interpretations were digitized from drill hole to drill hole but not extended more than 100 meters into untested territory.  Minimum constrained true width for interpretation was 1.5 metres. The interpreted polylines from each section were “wireframed” in

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Gemcom into 3-dimensional domains.  The resulting solids (domains) were used for statistical analysis, grade interpolation, rock coding and resource reporting purposes.  See Appendix II.

17.5

ROCK CODE DETERMINATION

The rock codes used for the resource model were derived from the mineralized domain solids.  The list of rock codes used follows:

Rock Code Description

 0

Air

10

Fuwan Zone 1

20

Fuwan Zone 2

30

Fuwan Zone 3

40

Fuwan Zone 4

50

Fuwan Zone 5

60

Fuwan Zone 6

70

Luzhou Zone 7

80

Jilinggang Zone 8

17.6

COMPOSITES

Length weighted composites were generated for the drill hole data that fell within the constraints of the above-mentioned domains.  These composites were calculated for Ag, Au and wherever present Pb and Zn over 1.0 meter lengths starting at the first point of intersection between assay data hole and hanging wall of the 3-D zonal constraint.  The compositing process was halted upon exit from the footwall of the aforementioned constraint.  Un-assayed intervals were treated as null data. Any composites calculated that were less than 0.4m in length, were discarded so as to not introduce any short sample bias in the interpolation process. The composite data were transferred to Gemcom extraction files for the grade interpolation as an X, Y, Z, Ag, Au, Pb, Zn file for each domain

17.7

GRADE CAPPING

Grade capping was investigated on the raw assay values in the database within each domain to ensure that the possible influence of erratic high values did not bias the database.  Extraction files were created for constrained Ag data within each mineralized domain. The Au, Pb and Zn data were sparse in some domains resulting in their being treated as one group within Zones 1 to 6.  From these extraction files, log-normal histograms were generated. Refer to Appendix III for graphs.

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Table 17-1:   Ag Grade Capping Values for all Zones

DOMAIN	Capping Value Ag (g/t)	Number of Assays Capped	Raw Coefficient of Variation	Capped Coefficient of Variation	Cumulative Percent for Capping
Zone 1	1000	2	1.89	1.13	99.2%
Zone 2	1200	1	1.71	1.36	99.0%
Zone 3	1200	1	1.62	1.37	98.1%
Zone 4	1000	4	1.62	0.98	83.3%
Zone 5	600	2	1.38	1.27	86.7%
Zone 6	No Cap	0	0.91	0.91	100.0%
Zone 7	500	1	1.19	1.03	95.0%
Zone 8	No Cap	0	1.02	1.02	100.0%

Table 17-2:   Au Grade Capping Values for all Zones

DOMAIN	Capping Value Au (g/t)	Number of Assays Capped	Raw Coefficient of Variation	Capped Coefficient of Variation	Cumulative Percent for Capping
Zones 1-6	10	12	2.77	2.19	97.0%
Zone 7	No Cap	0	2.28	2.28	100.0%
Zone 8	No Cap	0	0.95	0.95	100.0%

Table 17-3:   Pb Grade Capping Values for Zones 1 to 6

DOMAIN	Capping Value Pb (%)	Number of Assays Capped	Raw Coefficient of Variation	Capped Coefficient of Variation	Cumulative Percent for Capping
Zones 1- 6	2.0	9	1.86	1.58	95.8%

Table 17-4:   Zn Grade Capping Values for Zones 1 to 6

DOMAIN	Capping Value Zn (%)	Number of Assays Capped	Raw Coefficient of Variation	Capped Coefficient of Variation	Cumulative Percent for Capping
Zones 1- 6	7.0	3	1.61	1.55	98.7%

17.8

VARIOGRAPHY

Variography was attempted on the constrained domain composites with somewhat limited success. Due to the high variability and relatively low data population density, variograms of

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sufficient quality for determining ellipsoid search ranges were not readily attainable. Reasonable mineralized multi-sectional continuity and grade was observed in Zones 1 and 2, however, there is still insufficient data to classify any of this resource as indicated.

17.9

BULK DENSITY

The bulk density used for the resource model was derived from measurements of test work performed by ALS Chemex of Mississauga, Ontario.  Representative samples obtained by this report author of the mineralized zones of the deposit were utilized.  The average bulk density from samples was calculated to be 2.64 tonnes per cubic meter.

17.10

BLOCK MODELING

The Fuwan Silver Deposit resource model was divided into three block model frameworks; the silver deposit subject to the Fuwan Silver permit, the Luzhou Zone and the Jilinggang Zone. The Fuwan Silver Deposit block model has 35,200,000 blocks that were 3m in X direction, 6m in Y direction and 3m in Z direction.  There were 440 columns (X), 500 rows (Y) and 160 levels (Z).  The Luzhou Zone model has 11,250,000 blocks that were 3m in X direction, 6m in Y direction and 3m in Z direction.  There were 450 columns (X), 250 rows (Y) and 100 levels (Z).  The Jilinggang Zone model has 3,300,000 blocks that were 3m in X direction, 6m in Y direction and 3m in Z direction.  There were 200 columns (X), 165 rows (Y) and 100 levels (Z).  All three block models were rotated clockwise 63 degrees.  Separate block models were created for rock type, density, percent, Ag, Au, Pb and Zn. Pb and Zn were only modeled in the Fuwan Silver Deposit.

The percent block model was set up to accurately represent the volume and subsequent tonnage that was occupied by each block inside the constraining domain.  As a result, the domain boundaries were properly represented by the percent model ability to measure infinitely variable inclusion percentages within a particular domain.

The Ag, Au and where applicable Pb and Zn composites were extracted from the Microsoft Access database composite table into separate files for each Mineralized Zone.  Inverse distance cubed (1/d3) was utilized for Ag and Au with inverse distance squared (I/d2) utilized for Pb and Zn.  There were two interpolation passes performed, both for the inferred classification. The first interpolation was performed at a shorter range than the second, resulting in a two-step inferred interpolation that was coded into one block model. The resulting Ag grade blocks can be seen on the block model cross-sections in Appendix IV. All Grade blocks were interpolated using the following parameters:

Table 17-5: Block Model Interpolation Parameters

Profile	Dip Dir.	Strike	Dip	Dip Range	Strike Range	Across Dip Range	Max # per Hole	Min # Sample	Max # Sample
Inferred 1	153[o]	63[o]	0[o]	200	200	20	2	3	12
Inferred 2	153[o]	0[o]	0[o]	400	400	100	2	1	12

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17.11

RESOURCE CLASSIFICATION

For the purposes of this resource, classifications of all interpolated grade blocks were determined to be in the inferred category. Additional infill drilling likely at 40m to 50m spacing will be required to develop indicated resources.

17.12

RESOURCE ESTIMATE

The final resource estimate was derived from applying Ag cut-off grades to the block model and reporting the resulting tonnes and grade for potentially mineable areas.  The following calculations demonstrate the rationale supporting the Ag cut-off grade that determines the potentially economic portion of the mineralized domains.

Ag Cut-Off Grade Calculation (All currency in $US)

Ag Price

$6.71/oz (24 month trailing average price)

Au Price

$415/oz (24 month trailing average price)

Pb Price

$0.39/lb (24 month trailing average price)

Zn Price

$0.51/lb (24 month trailing average price)

Mining Cost (2,500tpd)

$8.00/tonne mined

Process Cost (2,500tpd)

$7.00/tonne mined

Ag Flotation Recovery

94%

Au Flotation Recovery

75%

Pb Flotation Recovery

90%

Zn Flotation Recovery

90%

Concentration Ratio

16.6:1

Ag Smelter Payable

90%  (includes refining charges)

Au Smelter Payable

90%  (includes refining charges)

Pb Smelter Payable

70%  (includes refining charges)

Zn Smelter Payable

70%  (includes refining charges)

Smelter Treatment Charges

$125/tonne ($125/16.6 = $7.53/tonne mined)

Concentrate Shipping

$5.00/tonne ($5/16.6 = $0.30/tonne mined)

General/Administration

$1.75/tonne mined

The above data were derived from Chinese and other worldwide mining operations similar to Fuwan.

Costs for Mining, Processing, Smelter, Concentrate Shipping and G/A combine for a total of ($8.00 + $7.00 +$7.53 + $0.30 + $1.75) = $24.58/tonne mined

Payable for the following predicted grades for Au (0.35g/t), Pb (0.21%) and Zn (0.67) are as follows:

Au = [(75% Recovery x 90% Payable x $415/oz)/31.1035 g/oz] x 0.35g/t       = $3.15/tonne

Pb = 90% Recovery x 70% Payable x 22.046 lb/t x $0.39/lb x 0.21%             = $1.14/tonne

Zn = 90% Recovery x 70% Payable x 22.046 lb/t x $0.51/lb x 0.67%     = $4.75/tonne

 Total payable contribution for Au, Pb and Zn = $9.04/tonne mined

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The difference of ($24.58tonne costs - $9.04tonne Au, Pb, Zn revenue) $15.54/tonne must be made up by the Ag revenue to determine the Ag cut-off grade for the resource estimate.

Therefore, the Ag cut-off grade for this resource estimate is calculated as follows:

[($15.54)/[(6.71 x 94%)/31.1034] = 76.6g/t   (Use 75 g/t Ag)

The resulting resource estimate can be seen in the following table.

Table 17-6:  Resource Estimate @ 75g/t Ag Cut-Off Grade

Area	Classification	Tonnes	Ag (g/t)	Ag (oz)	Au (g/t)	Pb (%)	Zn (%)
Changkeng(2)	Inferred	3,555,000	154	17,600,000	0.50	0.22	0.77
Fuwan(3)	Inferred	9,942,000	193	61,738,000	0.26	0.19	0.59
Jilinggang(4)	Inferred	440,000	136	1,919,000	0.27	0.21	0.65
Dadinggang(5)	Inferred	2,047,000	171	11,254,000	0.59	0.32	0.65
Luzhou(4)	Inferred	3,024,000	210	20,390,000	0.16	0.21	0.65
Total	Inferred	19,008,000	185	112,901,000	0.32	0.21	0.64

(1)  Mineral resources which are not mineral reserves do not have demonstrated economic viability.  The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues.

(2)  This refers to the silver mineralization contained on the Changkeng Property. The total Ag Inferred Resource estimate for the Changkeng Property is 6,970,000 tonnes and 34,510,000 Ag (oz). However, the Inferred Resource number has been adjusted in the above table to reflect that based on existing agreements, including the Changkeng JV Agreement, Minco Silver would only be entitled to 51% of the silver mineralization on the Changkeng Property through its arrangements with Minco Mining.

(3) This refers to the area covered by the Fuwan Silver Permit.

(4)  This area is covered by the Luoke-Jilinggang Permit.

(5)  This area is covered by the Dadinggang Permit, a permit which has been applied for but not yet granted by the Ministry of Land and Resources of the PRC.

It should be noted that the mineral resources in this estimate were calculated using the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by CIM Council December 11, 2005.

The Dadinggang Permit has been applied for and is currently in the approval process with the Ministry of Lands and Resources.  Minco Silver has been granted exclusivity of application over this area until permit approval has been finalized.  P&E feels that there is a high likelihood that this permit will be approved in the near future.

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Table 17-7: Changkeng, Fuwan, Jilinggang, Dadinggang & Luzhou Combined Resource Estimate Sensitivity(1)

CUT-OFF
Ag (g/t)	TONNES	Ag (g/t)	Ag (oz)	Au (g/t)	Pb (%)	Zn (%)
700	162,353	841	4,379,088	0.25	0.46	0.48
600	245,630	784	6,182,048	0.36	0.61	1.00
500	677,319	553	12,021,405	0.28	0.69	1.22
450	866,205	523	14,548,575	0.29	0.74	1.45
400	1,828,119	435	25,536,992	0.31	0.52	1.18
350	2,309,999	422	31,335,156	0.32	0.49	1.17
300	2,678,404	402	35,638,238	0.32	0.45	1.10
250	3,374,773	378	40,934,202	0.31	0.42	1.01
200	5,531,166	321	56,996,490	0.29	0.34	0.86
175	6,752,102	298	64,509,641	0.30	0.3	0.81
150	9,103,966	263	76,908,699	0.31	0.29	0.76
125	11,960,246	234	89,892,670	0.30	0.26	0.69
100	15,085,105	210	101,412,337	0.31	0.24	0.66
75	19,008,000	185	112,901,000	0.32	0.21	0.64
50	21,763,344	170	118,557,331	0.34	0.21	0.63
25	22,492,609	165	119,514,599	0.34	0.21	0.63

(1)  The foregoing Ag resource calculation table was adjusted to reflect only 51% of the tonnes and Ag (oz) relating to the Changkeng Property - since Minco Silver would only be entitled to 51% of the silver mineralization on the Changkeng Property through its arrangements with Minco Mining, based on existing agreements, including the Changkeng JV Agreement.

The preceding resource estimate sensitivity table was derived by applying a series of increasing Ag cut-offs to the eight domains which constrain the mineralization. These domains were developed utilizing an approximate 50 g/t Ag cut-off grade as described in section 17.4 of this report. This 50 g/t Ag cut-off was found to be the grade at which the domains demonstrate the optimal lithological and zonal continuity along strike and across section. This set of domains was subsequently used during the application of all cut-off grades within the sensitivity table.

17.13

CONFIRMATION OF ESTIMATE

As a test of the reasonableness of the estimate, the block model was queried at a 0.1 g/t Ag cut off with blocks in all classifications summed and their grades weight averaged. This average is the average grade of all blocks within the mineralized domains. The values of the interpolated grades for the block model were compared to the length weighted capped average grades and average grade of composites of all samples from within the domain. The results are presented below.

Table 17-8: Comparison of Weighted Average Grade of Capped Assays and Composites with Total Block Model Average Grade

Category	Ag (g/t)	Au (g/t)	Pb (%)	Zn (%)
Capped Assays	146	0.84	0.28	0.87
Composites	149	0.80	0.26	0.78
Block Model	159	0.46	0.23	0.67

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The comparison above shows the average grade of all the Ag, Pb and Zn blocks in the domains to be similar to the weighted average of all capped assays and composites used for grade estimation. Due to clustering of Au assay data, the Au block model grade was significantly less than the assays and composites, reflecting the conservatism within the block modelling process.

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18.0

CONCLUSIONS AND RECOMMENDATIONS

18.1

CONCLUSIONS

The Fuwan Silver Deposit was modeled under current CIM resource definitions (December 2005) and in accordance with accepted industry practice. NI 43-101 reporting standards and formats were followed in this document in order to report the mineral resource in a fully compliant manner.

The Inferred Resource as reported has demonstrated mineralized continuity, shape, density and grade, which has been reasonably assumed based on the samples collected from drill holes distributed at 80 to 160 metre intervals along exploration lines that are between 160 to 320 metres apart. The definition of Inferred Resource is in compliance with the CIM Definitions and Standards on Mineral Resources and Mineral Reserves, December 11, 2005. A change has been made concerning the Inferred Resource reported for Changkeng. The total Ag Inferred Resource estimate for the Changkeng Property is 6,970,000 tonnes and 34,510,000 Ag (oz). However, the Inferred Resource number has been adjusted to reflect that based on existing agreements, including the Changkeng JV Agreement, Minco Silver would only be entitled to 51% of the silver mineralization on the Changkeng Property through its arrangements with Minco Mining.

Historical drill assay data were verified against the original lab certificates at the offices of 757 Team. Original certificates for check duplicates undertaken at a separate lab were also verified at the same offices. Current assay data (2004 to 2005) from the holes drilled by Minco Mining were verified against the original lab certificates, as well as the rechecks, which were verified against an external Chinese laboratory and a Canadian laboratory (Au only). Certified reference material (CRM) assayed values were also verified from the original certificates and used to measure the accuracy of the batches of samples submitted from the drill core. Two diamond drill holes twinned in 2005 on the Fuwan Silver Deposit were compared against the originals drilled by 757 Team. Twin NZK2401A demonstrated good geological correlation with hole ZK2403, however there was a marked difference in the grades and less so in the widths of the mineralized intersections in the two holes. Twin NZK3201 did not correlate with hole ZK3209, as the mineralized zones could not be matched in the two holes. In this respect the twin is considered to have failed in its purpose, even though there were several high grade intersections in the hole.

All historical and present data were found to show satisfactory precision, albeit with several cautions as mentioned in Section 11.0 and 12.0 of this Technical Report.

Spot checks were made on locations of historical drill hole collars with a GPS and found to be accurate to within a few metres of the originally reported collar. Down hole tests were routinely taken in all drill holes and it is the authors’ opinion that diamond drill hole deviation was not an issue on the property.

The mineral resource estimate has delineated tonnage and silver grades for inferred resources for a range of cut-off grades (refer to Table 17-7 above) based on all available data as of the effective date of this report.  This resource estimate differs from that most recently calculated by 757 Team (1995). The difference can be explained by the different estimation methods utilized. The Chinese method used a “super polygon” (one large polygon encompassing several drill holes at once) that tends to over estimate both tonnage and grade. By using a 3D block estimation method limited to 3 m x 6 m x 3 m blocks, grade and tonnage are constrained within

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the individual domains and there is little or no over estimation of either the tonnage or the grade.

A more realistic cut-off grade of 75 g/t Ag (as opposed to 50 g/t Ag used by 757 Team) was calculated based on a 24 month trailing average price for Ag and mining and processing costs based on comparisons of Chinese underground mining operations of a similar size. This 75 g/t Ag cut-off grade was calculated as that grade at which constrained mineralization had a reasonable prospect of becoming economically extractable.

The resource calculation prepared by 757 Team did not apply grade capping to silver assays.  Analysis of the drilling data demonstrates the need to apply grade caps as explained in Section 17.7.  Grade capping has contributed to a resource estimate that is lower relative to the estimate prepared by 757 Team.

Based on the geological continuity and grade of the silver mineralized material evident in the drill database, the authors believe an excellent potential exists to upgrade significant portions of the inferred mineralization to the indicated category. A two phase surface diamond drilling program is currently underway with both in-fill and step out holes. The site visit made to the property in June 2006 confirmed that Minco Silver was following the recommendations made in Section 18.2 of the 2005 Technical Report specifically with regard to drilling and quality control. Three modern diamond drills were in use, and operated by experienced drillers. Core recovery was demonstrated to be excellent. A quality control program using certified reference standards, blanks and duplicates was in place and results show that the precision and accuracy on the samples analyzed at the PRA Lab in Kunming was acceptable.

It is anticipated that at the completion of the Phase II portion of the program, a new resource calculation can be determined.

18.2

RECOMMENDATIONS

Recommendations stemming from the November 3, 2005 Technical Report are currently being implemented by Minco Silver in the form of a two phase, 7,000 to 10,000 metre diamond drill program. The purpose of the drill program is to:

•

Upgrade the Inferred resource as reported in the 2005 Technical Report to the Indicated and possibly Measured categories;

•

Fill in the areas separating the main Fuwan Silver Deposit from the Luzhou Area and Jilinggang Areas in order to tie the zones together. The objective of this phase of drilling would be to define mineralized material in the Inferred category and possibly into the Indicated category.

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19.0

OTHER RELEVANT DATA AND INFORMATION

There are no other data considered relevant to this report that have not previously been included.

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20.0

REFERENCES

Guangdong Centre Laboratory, Geological and Mineral Resource Ministry of Guangdong Province, 1992: Report on rock identification in the Fuwan silver deposit from hole ZK1604.  Internal Report, July 6, 1992.  18 p.

Guangdong Centre Laboratory, Geological and Mineral Resource Ministry of Guangdong Province, 1992: Hua-Ying Linag, Ping Xia, Xiu-Zhang Wang, Heng-xiang Yu, 2002: Studies on the Genesis of Adjacent Changkeng gold and Fuwang silver-deposits, Guangdong Province, China: chapter 7-16.

Jiang, R., Morgenthaler, L., 2004: Report on the Fuwan Silver Property, Guangdong Province, China.

Puritch, E., Armstrong, T., 2005: Technical Report and Resource Estimate on the Fuwan Property Guangdong Province, China.

Report on rock and ore thin sections from the Fuwan silver deposit from hole ZK1604, Internal Report, July 6, 1992.

Robert, F. Poulsen, K.H., Dubé, B., 1997: Gold Deposits and Their Geological Classification: In Proceedings of Exploration 1997: Fourth Decennial International Conference on Mineral Exploration, edited by A.G. Gubins, 1997, p. 209-220.

757 Geological Team of Guangdong, Bureau of Geological Exploration, Gaoming City, Guangdong Province, 1995: Exploration Report on the Fuwan Silver Deposit.  Nov 1995, 74p.

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Respectfully Submitted,

P & E Mining Consultants Inc

{SIGNED AND SEALED}

{SIGNED AND SEALED}

______________________________

__________________________

Tracy Armstrong, P. Geo.

Eugene Puritch, P. Eng.

Dated this 25th Day of September, 2006.

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21.0

CERTIFICATES

CERTIFICATE of AUTHOR

TRACY J. ARMSTRONG, P. GEO.

I, Tracy J. Armstrong, P. Geo., residing at 2007 Chemin Georgeville, res. 22, Magog, QC J1X 3W4, do hereby certify that:

1.

I am an independent geological consultant contracted by P& E Mining Consultants Inc;

2.

I am a graduate of Queen’s University at Kingston, Ontario with a B.Sc (HONS) in Geological Sciences (1982);

3.

I am a geological consultant currently licensed by the Order of Geologists of Québec (License No. 566);

4.

I have worked as a geologist for a total of 20 years since obtaining my B.Sc. degree;

5.

I am responsible for Sections 1 through 14, 16, and co-authored section 18 as well as the overall structuring of the technical report titled “Updated Technical Report and Resource Estimate on the Fuwan Property, Guangdong Province, China”;

6.

I visited the Fuwan Property on August 25, 2005 and on June 14 and 15, 2006;

7.

As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading;

8.

I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101. This report is based on my personal review of information provided by the Issuer and on discussions with the Issuer’s representatives. My relevant experience for the purpose of the Technical Report is:

•

Underground production geologist, Agnico-Eagle Laronde Mine1988-1993;

•

Exploration geologist, Laronde Mine 1993-1995;

•

Exploration coordinator, Placer Dome 1995-1997;

•

Senior Exploration Geologist, Barrick Exploration 1997-1998;

•

Exploration Manager, McWatters Mining 1998-2003;

•

Chief Geologist Sigma Mine 2003

•

Consulting Geologist 2003-2006.

9.

I am independent of the issuer applying all of the tests in sect 1.4 of NI 43-101;

10.

I have read NI 43-101 and Form 43-101F1 and the Report has been prepared in compliance therewith.

DATED this 25th Day of September, 2006

{SIGNED AND SEALED}

________________________________
Tracy J. Armstrong, P. Geo.

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EUGENE J. PURITCH, P. ENG.

CERTIFICATE of AUTHOR

I, Eugene J. Puritch, P. Eng., residing at 44 Turtlecreek Blvd., Brampton, Ontario, L6W 3X7, do hereby certify that:

1.

I am President of P & E Mining Consultants Inc. and am contracted independently by Minco Silver Corporation.

2.

I am a graduate of The Haileybury School of Mines, with a Technologist Diploma in Mining, as well as obtaining an additional year of undergraduate education in Mine Engineering at Queen’s University. In addition I have also met the Professional Engineers of Ontario Academic Requirement Committee’s Examination requirement for Bachelor’s Degree in Engineering Equivalency. I have practiced my profession continuously since 1978.  My summarized career experience is as follows:

- Mining Technologist - H.B.M.&S. and Inco Ltd.

1978-1980

- Open Pit Mine Engineer – Cassiar Asbestos/Brinco Ltd

1981-1983

- Pit Engineer/Drill & Blast Supervisor – Detour Lake Mine

1984-1986

- Self-Employed Mining Consultant – Timmins Area

1987-1988

- Mine Designer/Resource Estimator – Dynatec/CMD/Bharti

1989-1995

- Self-Employed Mining Consultant/Resource-Reserve Estimator

1995-2004

- President – P & E Mining Consultants Inc.

2004-Present

3.

I am a mining consultant currently licensed by the Professional Engineers of Ontario (License No. 100014010) and registered with the Ontario Association of Certified Engineering Technicians and Technologists as a Senior Engineering Technologist.  I am also a member of the National and Toronto CIM.

4.

I am responsible for sections 15, 17 and 18 (portions) of this report entitled “Updated Technical Report and Resource Estimate on the Fuwan Property, Guangdong Province, China.”

5.

I visited the Fuwan Property on August 25, 2005.

6.

I am not aware of any material fact or material change with respect to the subject matter of the Report that is not reflected in the Report, the omission of which would make the Report misleading.

7.

I am independent of the issuer applying all of the tests in sect 1.4 of NI 43-101.

8.

I have read NI 43-101 and Form 43-101F1 and the Report has been prepared in compliance therewith.

9.

I am a “qualified person” for the purposes of NI 43-101 due to my experience and current affiliation with a professional organization (Professional Engineers of Ontario) as defined in NI 43-101.

DATED this 25th Day of September, 2006

{SIGNED AND SEALED}

____________________________________

Eugene Puritch, P.Eng.

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22.0

RECENT RESOURCE ESTIMATES COMPLETED BY P & E MINING CONSULTANTS INC.

- Intrepid Minerals – Au - Casposo Project – Calingasta, Argentina

- Anaconda Gold Corp. – Au – Baie Verte, Newfoundland

- Anaconda Gold Corp. – Au – Damoti Lake, Northwest Territories

- Canadian Royalties Inc.– Ni, Cu, Co, Au, Pt, Pd – Ungava, Quebec

- Ursa Major Minerals Inc. - Ni, Cu, Co, Au, Pt, Pd – Sudbury, Ontario

- Fortune Minerals Ltd. – Au, Co, Bi – Northwest Territories

- Nuinsco Resources Ltd. – Au – Cameron Lake, Ontario

- Nuinsco Resources Ltd. - Au, Zn – Rainy River, Ontario

- Aquiline Resources Ltd. – Au – Calcatreu, Argentina

- Aurelian Resources Inc. – Au – Condor Project - Ecuador

- Defiance Mining – Au – Tasiast – Mauritania

- Golden Band Resources – Au – Komis Project, Sakatchewan

- Great Southern Enterprises – Au – Rundle-Swayze. Timmins, Ontario

- Marathon PGM Corp – Cu, Au, Pt Pd – Marathon Project, Ontario

- Yorbeau Resources Inc. – Au – Astoria I Project, Rouyn, Quebec

- Zaruma Resources Inc. – Au – San Antonio Project, Sonora, Mexico

- Zaruma Resources Inc. – Au – Alcaravan Project, Venezuela

- Creston Mining Ltd. – Mo – Creston Project, Sonora, Mexico

- Gold Canyon Resources Inc. – Au – Springpole Project, Red Lake, Ontario

-Gol–E–Gohar – Fe -  Iranian Government, Iran

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APPENDIX I

SURFACE DRILL HOLE PLANS

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APPENDIX II

3D DOMAINS

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FUWAN PROJECT - 3D DOMAINS

Zone 1
Zone 2
Zone 3
Zone 4
Zone 5
Zone 6

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APPENDIX III

STATISTICAL GRAPHS

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Fuwan - Zone 1 - Ag Log Normal Histogram
Frequency Count
50
40
30
20
10
0
0.001
0.010
0.100
1.000
10.000
100.000
1000.000
10000.000
Ag (g/t)
Software By Gemcom

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Fuwan - Zone 2 - Ag Log Normal Histogram
Frequency Count
16
13
10
6
3
0
0.001
0.010
0.100
1.000
10.000
100.000
1000.000
10000.000
Ag (g/t)
Software By Gemcom

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Fuwan - Zone 3 - Ag Log Normal Histogram
Frequency Count
0
1
2
4
5
6
0.001
0.010
0.100
1.000
10.000
100.000
1000.000
10000.000
Ag (g/t)
Software By Gemcom

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Fuwan - Zone 4 - Ag Log Normal Histogram
Frequency Count
0
1
2
3
4
5
6
0.001
0.010
0.100
1.000
10.000
100.000
1000.000
10000.000
Ag (g/t)
Software By Gemcom

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Fuwan - Zone 5 - Ag Log Normal Histogram
Frequency Count
4
3
2
2
1
0
0.100
1.000
10.000
100.000
1000.000
Ag (g/t)
Software By Gemcom

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Fuwan - Zone 6 - Ag Log Normal Histogram
Frequency Count
2.0
1.6
1.2
0.8
0.4
0
0.001
0.010
0.100
1.000
10.000
100.000
1000.000
Ag (g/t)
Software By Gemcom

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Fuwan - All Zones - Au Log Normal Histogram
Frequency Count
75
60
45
30
15
0
0.010
0.100
1.000
10.000
100.000
Au (g/t)
Software By Gemcom

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Fuwan - All Zones - Pb Log Normal Histogram
Frequency Count
20
16
12
8
4
0
0.010
0.100
1.000
10.000
Pb (%)
Software By Gemcom

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Fuwan - All Zones - Zn Log Normal Histogram
Frequency Count
25
20
15
10
5
0
0.010
0.100
1.000
10.000
100.000
Zn (%)
Software By Gemcom

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APPENDIX IV

BLOCK MODEL CROSS SECTIONS

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300 E
400 E
500 E
600 E
700 E
800 E
900 E
1,000 E
1,100 E
100 EL
0 EL
-100 EL
-200 EL
-300 EL
-400 EL
-500 EL
ZK4808
SURFACE
+ 400 g/t Ag
200 - 400 g/t Ag
125 - 200 g/t Ag
50 - 125 g/t Ag
0.01 - 50 g/t Ag
MINERALIZED DOMAINS
PROJECTED TO SECTION
ZONE 1
ZONE 2
ZONE 3
ZONE 4
ZONE 5
ZONE 6
0 25 50 75 100
METRES
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MINCO SILVER CORP.
FUWAN PROJECT
SECTION 48
Oct. 2005

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100 EL
0 EL
-100 EL
-200 EL
-300 EL
-400 EL
-500 EL
SURFACE
ZK0408
ZK0407
MINERALIZED DOMAINS
PROJECTED TO SECTION
0 25 50 75 100
METRES
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MINCO SILVER CORP.
FUWAN PROJECT
SECTION 4
Oct. 2005

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100 EL
0 EL
-100 EL
-200 EL
-300 EL
-400 EL
-500 EL
SURFACE
MINERALIZED DOMAINS
PROJECTED TO SECTION
0 25 50 75 100
METRES
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MINCO SILVER CORP.
FUWAN PROJECT
SECTION 10
Oct. 2005

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100 EL
0 EL
-100 EL
-200 EL
-300 EL
-400 EL
-500 EL
SURFACE
MINERALIZED DOMAINS
PROJECTED TO SECTION
0 25 50 75 100
METRES
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MINCO SILVER CORP.
FUWAN PROJECT
SECTION 19
Oct. 2005

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300 E
400 E
500 E
600 E
700 E
800 E
900 E
1,000 E
1,100 E
100 EL
0 EL
-100 EL
-200 EL
-300 EL
-400 EL
-500 EL
ZK2402
BPC-24-1
ZK2401
ZK2403
ZK2404
SURFACE
MINERALIZED DOMAINS
PROJECTED TO SECTION
ZONE E
0 25 50 75 100
METRES
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MINCO SILVER CORP.
FUWAN PROJECT
SECTION 24
Oct. 2005

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100 EL
0 EL
-100 EL
-200 EL
-300 EL
-400 EL
-500 EL
SURFACE
MINERALIZED DOMAINS
PROJECTED TO SECTION
0 25 50 75 100
METRES
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MINCO SILVER CORP.
FUWAN PROJECT
SECTION 43
Oct. 2005

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